CREDIT AGREEMENT

                           dated as of

                          March 19, 1999

                              among


                           TRION, INC.

                     The Banks Listed Herein

                               and

                       WACHOVIA BANK, N.A.,
                             as Agent

                        TABLE OF CONTENTS

                         CREDIT AGREEMENT

                                                             Page


ARTICLE IDEFINITIONS . . . . . . . . . . . . . . . . . . . . . .1

SECTION 1.01. Definitions. . . . . . . . . . . . . . . . . . . .1

SECTION 1.02. Accounting Terms and Determinations. . . . . . . 19

SECTION 1.03. References . . . . . . . . . . . . . . . . . . . 20

SECTION 1.04. Use of Defined Terms . . . . . . . . . . . . . . 20

SECTION 1.05. Terminology. . . . . . . . . . . . . . . . . . . 20

ARTICLE IITHE CREDITS. . . . . . . . . . . . . . . . . . . . . 20

SECTION 2.01. Commitments to Make Revolver Loans and Refunding
     Loans with respect to Term Loans. . . . . . . . . . . . . 20

SECTION 2.02. Method of Borrowing Revolver Loans and Refunding
     Loans with respect to Term Loans. . . . . . . . . . . . . 22

SECTION 2.03. Notes. . . . . . . . . . . . . . . . . . . . . . 24

SECTION 2.04. Maturity of Loans. . . . . . . . . . . . . . . . 24

SECTION 2.05. Interest Rates . . . . . . . . . . . . . . . . . 25

SECTION 2.06. Fees . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 2.07. Optional Termination or Reduction of Commitments 27

SECTION 2.08. Mandatory Reduction and Termination of Commitments27

SECTION 2.09. Optional Prepayments . . . . . . . . . . . . . . 27

SECTION 2.10. Mandatory Prepayments. . . . . . . . . . . . . . 27

SECTION 2.11. General Provisions as to Payments. . . . . . . . 28

SECTION 2.12. Computation of Interest and Fees . . . . . . . . 30

ARTICLE IIICONDITIONS TO BORROWINGS. . . . . . . . . . . . . . 30

SECTION 3.01. Conditions to First Borrowing. . . . . . . . . . 30

SECTION 3.02. Conditions to All Borrowings . . . . . . . . . . 32

ARTICLE IVREPRESENTATIONS AND WARRANTIES . . . . . . . . . . . 33

SECTION 4.01. Corporate Existence and Power. . . . . . . . . . 33

SECTION 4.02. Corporate and Governmental Authorization; No
     Contravention . . . . . . . . . . . . . . . . . . . . . . 33

SECTION 4.03. Binding Effect . . . . . . . . . . . . . . . . . 33

SECTION 4.04. Financial Information. . . . . . . . . . . . . . 33

SECTION 4.05. No Litigation. . . . . . . . . . . . . . . . . . 34

SECTION 4.06. Compliance with ERISA. . . . . . . . . . . . . . 34

SECTION 4.07. Compliance with Laws; Payment of Taxes . . . . . 34

SECTION 4.08. Subsidiaries . . . . . . . . . . . . . . . . . . 35

SECTION 4.09. Investment Company Act . . . . . . . . . . . . . 35

SECTION 4.10. Public Utility Holding Company Act . . . . . . . 35

SECTION 4.11. Ownership of Property; Liens . . . . . . . . . . 35

SECTION 4.12. No Default . . . . . . . . . . . . . . . . . . . 35

SECTION 4.13. Full Disclosure. . . . . . . . . . . . . . . . . 35

SECTION 4.14. Environmental Matters. . . . . . . . . . . . . . 36

SECTION 4.15. Capital Stock. . . . . . . . . . . . . . . . . . 36

SECTION 4.16. Margin Stock . . . . . . . . . . . . . . . . . . 37

SECTION 4.17. Insolvency . . . . . . . . . . . . . . . . . . . 37

SECTION 4.18. Insurance. . . . . . . . . . . . . . . . . . . . 37

SECTION 4.19. Year 2000 Compliance . . . . . . . . . . . . . . 37

ARTICLE VCOVENANTS . . . . . . . . . . . . . . . . . . . . . . 38

SECTION 5.01. Information. . . . . . . . . . . . . . . . . . . 38

SECTION 5.02. Inspection of Property, Books and Records. . . . 40

SECTION 5.03. Maintenance of Existence . . . . . . . . . . . . 41

SECTION 5.04. Dissolution. . . . . . . . . . . . . . . . . . . 41

SECTION 5.05. Consolidations, Mergers and Sales of Assets. . . 41

SECTION 5.06. Use of Proceeds. . . . . . . . . . . . . . . . . 42

SECTION 5.07. Compliance with Laws; Payment of Taxes . . . . . 42

SECTION 5.08. Insurance. . . . . . . . . . . . . . . . . . . . 42

SECTION 5.09. Change in Fiscal Year. . . . . . . . . . . . . . 43

SECTION 5.10. Maintenance of Property. . . . . . . . . . . . . 43

SECTION 5.11. Environmental Notices. . . . . . . . . . . . . . 43

SECTION 5.12. Environmental Matters. . . . . . . . . . . . . . 43

SECTION 5.13. Environmental Release. . . . . . . . . . . . . . 43

SECTION 5.14. Transactions with Affiliates . . . . . . . . . . 44

SECTION 5.15. Additional Debt. . . . . . . . . . . . . . . . . 44

SECTION 5.16. Loans or Advances. . . . . . . . . . . . . . . . 44

SECTION 5.17. Investments. . . . . . . . . . . . . . . . . . . 44

SECTION 5.18. Negative Pledge. . . . . . . . . . . . . . . . . 45

SECTION 5.19. Fixed Charge Coverage Ratio. . . . . . . . . . . 46

SECTION 5.20.  Ratio of Consolidated Funded Debt to Consolidated
     Total Capital . . . . . . . . . . . . . . . . . . . . . . 46

SECTION 5.21.  Ratio of Consolidated Funded Debt to Consolidated
     Cash Flow . . . . . . . . . . . . . . . . . . . . . . . . 46

SECTION 5.22.   Minimum Consolidated Net Worth . . . . . . . . 47

SECTION 5.23. Domestic Significant Subsidiaries to Become
     Guarantors. . . . . . . . . . . . . . . . . . . . . . . . 47

SECTION 5.24. Capital Stock and Promissory Notes of Foreign
     Significant Subsidiaries to Be Pledged. . . . . . . . . . 48

ARTICLE VIDEFAULTS . . . . . . . . . . . . . . . . . . . . . . 49

SECTION 6.01. Events of Default. . . . . . . . . . . . . . . . 49

SECTION 6.02. Notice of Default. . . . . . . . . . . . . . . . 52

ARTICLE VIITHE AGENT . . . . . . . . . . . . . . . . . . . . . 52

SECTION 7.01. Appointment; Powers and Immunities . . . . . . . 52

SECTION 7.02. Reliance by Agent. . . . . . . . . . . . . . . . 53

SECTION 7.03. Defaults . . . . . . . . . . . . . . . . . . . . 53

SECTION 7.04. Rights of Agent as a Bank. . . . . . . . . . . . 54

SECTION 7.05. Indemnification. . . . . . . . . . . . . . . . . 54

SECTION 7.06  Consequential Damages. . . . . . . . . . . . . . 54

SECTION 7.07. Payee of Note Treated as Owner . . . . . . . . . 55

SECTION 7.08. Nonreliance on Agent and Other Banks . . . . . . 55

SECTION 7.09. Failure to Act . . . . . . . . . . . . . . . . . 55

SECTION 7.10. Resignation or Removal of Agent. . . . . . . . . 56

ARTICLE VIIICHANGE IN CIRCUMSTANCES; COMPENSATION. . . . . . . 56

SECTION 8.01. Basis for Determining Interest Rate Inadequate or
     Unfair. . . . . . . . . . . . . . . . . . . . . . . . . . 56

SECTION 8.02. Illegality . . . . . . . . . . . . . . . . . . . 57

SECTION 8.03. Increased Cost and Reduced Return. . . . . . . . 57

SECTION 8.04. Base Rate Loans Substituted for Euro-Dollar Loans59

SECTION 8.05. Compensation . . . . . . . . . . . . . . . . . . 60

ARTICLE IXMISCELLANEOUS. . . . . . . . . . . . . . . . . . . . 60

SECTION 9.01. Notices. . . . . . . . . . . . . . . . . . . . . 60

SECTION 9.02. No Waivers . . . . . . . . . . . . . . . . . . . 61

SECTION 9.03. Expenses; Documentary Taxes. . . . . . . . . . . 61

SECTION 9.04. Indemnification. . . . . . . . . . . . . . . . . 61

SECTION 9.05. Setoff; Sharing of Setoffs . . . . . . . . . . . 62

SECTION 9.06. Amendments and Waivers . . . . . . . . . . . . . 63

SECTION 9.07. No Margin Stock Collateral . . . . . . . . . . . 64

SECTION 9.08. Successors and Assigns . . . . . . . . . . . . . 64

SECTION 9.09. Confidentiality. . . . . . . . . . . . . . . . . 66

SECTION 9.10. Representation by Banks. . . . . . . . . . . . . 67

SECTION 9.11. Obligations Several. . . . . . . . . . . . . . . 67

SECTION 9.12. Georgia Law. . . . . . . . . . . . . . . . . . . 68

SECTION 9.13. Severability . . . . . . . . . . . . . . . . . . 68

SECTION 9.14. Interest . . . . . . . . . . . . . . . . . . . . 68

SECTION 9.15. Interpretation . . . . . . . . . . . . . . . . . 69

SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction. . 69

SECTION 9.17. Counterparts . . . . . . . . . . . . . . . . . . 69

SECTION 9.18. Source of Funds -- ERISA . . . . . . . . . . . . 69

SECTION 9.19.  Entire Agreement. . . . . . . . . . . . . . . . 70



                             EXHIBITS

EXHIBIT A-1   Form of Revolver Loan Note

EXHIBIT A-2   Form of Term Loan Note

EXHIBIT B          Form of Opinion of Counsel for the Borrower

EXHIBIT C          Form of Opinion of Special Counsel for the Agent

EXHIBIT D          Form of Assignment and Acceptance

EXHIBIT E          Form of Notice of Borrowing

EXHIBIT F          Form of Compliance Certificate

EXHIBIT G          Form of Closing Certificate

EXHIBIT H          Form of Funding Indemnification Letter

EXHIBIT I          Form of Collateral Disclosure Certificate

EXHIBIT J-1        Form of Borrower Security Agreement

EXHIBIT J-2        Form of Domestic Significant Subsidiary Security
                   Agreement

EXHIBIT K          Form of Borrowing Base Certificate

EXHIBIT L          Form of Guaranty Agreement


Schedule 4.08 Subsidiaries

                         CREDIT AGREEMENT


              CREDIT AGREEMENT dated as of March 19, 1999 among
TRION, INC., the BANKS listed on the signature pages hereof and WACHOVIA BANK, N.A., as Agent.

              The parties hereto agree as follows:


                            ARTICLE I

                           DEFINITIONS

              SECTION 1.01. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

              "Acquisition" means any acquisition of the stock in or a significant part of the assets of any Person, other than acquisition of supplies and raw materials in the ordinary course of business.

              "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

              "Affected Bank" has the meaning set forth in Section
8.03.

              "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

              "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

              "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

              "Applicable Margin" has the meaning set forth in
Section 2.05(a).

              "Assignee" has the meaning set forth in Section
9.08(c).

              "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

              "Authority" has the meaning set forth in Section 8.02.

              "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

              "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal
Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

              "Base Rate Loan" means a Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section
2.02(f), or Article VIII, as applicable.

              "Borrower" means Trion, Inc., a Pennsylvania corporation, and its successors and its permitted assigns.

              "Borrowing" means (i) a borrowing hereunder consisting of Revolver Loans made to the Borrower at the same time by all of the Banks, pursuant to Article II, and (ii) a Refunding Loan with respect to the Term Loans. A Borrowing is a "Base Rate
Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Borrowing is a "Revolver Loan Borrowing" if such Loans are made pursuant to
Section 2.01 or a "Term Loan Borrowing" if such Loans are
Refunding Loans with respect to the Term Loans.

              "Borrowing Base" means the following sum: (a) (i) an amount equal to 75% (or such lesser percentage which the Agent will establish in its good faith credit judgment by written notice to the Borrower and the Banks, or such greater percentage, subject to the approval of the Required Banks, which the Agent will establish in its good faith credit judgment by written notice to the Borrower and the Banks) of the dollar value of Eligible Receivables as of the date of determination, plus
(ii) an amount equal to 35% (or such lesser percentage which the Agent will establish in its good faith credit judgment by written notice to the Borrower and the Banks, or such greater percentage, subject to the approval of the Required Banks, which the Agent will establish in its good faith credit judgment by written notice to the Borrower and the Banks) of the dollar value of the Eligible Inventory valued at the lower of cost or market value on a first-in, first-out basis, as at the date of determination, minus (b) the outstanding principal balance of the Term Loans.

              "Borrowing Base Certificate" means a certificate in the form of EXHIBIT K attached hereto.

              "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

              "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. and its implementing regulations and amendments.

              "CERCLIS" means the Comprehensive Environmental
Response Compensation and Liability Inventory System established pursuant to CERCLA.

              "Change of Law" shall have the meaning set forth in
Section 8.02.

              "Closing Certificate" has the meaning set forth in
Section 3.01(e).

              "Closing Date" means March 19, 1999.

              "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

              "Collateral Disclosure Certificates" means those certain Collateral Disclosure Certificates substantially in the form attached hereto as EXHIBIT I completed, executed and delivered by the Borrower and the Guarantors.

              "Commitment" means, with respect to each Bank, the amount set forth as the Commitment opposite the name of such Bank on the signature pages hereof to make Revolver Loans in accordance with Section 2.01(a), as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08.

              "Compliance Certificate" has the meaning set forth in
Section 5.01(c).

              "Consolidated Cash Flow" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries:
(i) Consolidated Net Income, plus (ii) depreciation and amortization expense, plus (iii) other non-cash charges.

              "Consolidated Fixed Charges" for any period means the sum of the following (i) Consolidated Interest Expense for such period, and (ii) all payment obligations for such period under all operating leases and rental agreements for the Borrower or any of its Consolidated Subsidiaries.

              "Consolidated Funded Debt" means at any date, without duplication, the sum of the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date, consisting of (i) indebtedness for borrowed money,
(ii) capital leases, (iii) the undrawn face amount of any and all letters of credit, and (v) Guarantees of Debt of Persons other than the Borrower or any Consolidated Subsidiary.

              "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

              "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

              "Consolidated Net Worth" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Consolidated Net Worth generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

              "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

              "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

              "Consolidated Total Capital" means, at any time, the sum of (i) Consolidated Net Worth, and (ii) Consolidated Funded
Debt.

              "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

              "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt and other obligations of others Guaranteed by such Person.

              "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

              "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

              "Dollars" or "$" means dollars in lawful currency of the United States of America.

              "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

              "Domestic Significant Subsidiary" means a Significant Subsidiary which is not a Foreign Significant Subsidiary.

              "EBILT" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries: (i) Consolidated Net Income; plus
(ii) income taxes; plus (iii) Consolidated Fixed Charges.

              "Eligible Inventory" means the gross dollar value of inventory of the Borrower and Envirco Corporation; provided, in each of the foregoing cases, that such inventory:

              (i) is at all times subject to a duly perfected, first priority security interest in favor of Agent, subject only to any Permitted Encumbrances;

              (ii) constituting finished goods is in good and saleable condition;

              (iii) is not on consignment from or subject to any guaranteed sale, sale-or-return, sale-or-approval, or repurchase agreement with any supplier;

              (iv) does not constitute returned goods in transit to customers,

              (v) constituting finished goods does not constitute (as determined consistently with the Borrower's past practices and in accordance with GAAP) obsolete, repossessed, damaged or slow-moving goods;

              (vi) conforms in all respects to the warranties and representations with respect to inventory set forth in the Security Agreements;

              (vii) is not subject to a negotiable document of title (unless issued or endorsed, and delivered to Agent);

              (viii) is not subject to any license or other agreement that limits or restricts the Borrower's, Envirco
         Corporation's, or the Agent's right to sell or otherwise dispose of such inventory;

              (ix) is located in the United States on premises (A) owned by the Borrower or Envirco Corporation, or (B) leased by the Borrower or Envirco Corporation with respect to which the Agent holds a landlord lien waiver or subordination satisfactory to the Agent in all respects in the event that inventory stored at any such leased location has a book value greater than $300,000 at any time, provided that with respect to any such leased location held by the Borrower or Envirco Corporation as of the Closing Date, such inventory will not be ineligible under this clause (ix) unless the Borrower fails to so provide the Agent with a landlord lien waiver or subordination on or before April 30, 1999;

              (x) meets all standards imposed by any governmental agency or authority in all material respects;

              (xi) is located on the premises described in the Collateral Disclosure Certificates; and

              (xii) which (including, without limitation, work in process) has not otherwise been determined by the Agent in its good faith credit judgment to be ineligible for purposes hereof.

              "Eligible Receivables" means that portion of the accounts receivable of the Borrower and Envirco Corporation consisting of trade accounts receivable actually owing to each of the Borrower and Envirco Corporation by its account debtors subject to no counterclaim, defense, setoff or deduction, provided, in each of the foregoing cases, that such accounts receivable is at all times subject to a duly perfected, first priority security interest in favor of Agent, excluding, however, in any event any such account:

              (i) with respect to which any portion thereof is more than 60 days past due (or such lesser number of days which the Agent may establish by written notice from time to time to the Borrower in its good faith credit judgment);

              (ii) which is owing by any Subsidiary or other
         Affiliate;

              (iii) which is owing by any account debtor having 25% (or such lesser percentage which the Agent may establish by written notice from time to time to the Borrower in its good faith credit judgment) or more in face value of its then existing accounts with the Borrower or Envirco Corporation ineligible hereunder;

              (iv) the assignment of which is subject to any requirements set forth in the Federal Assignment of Claims Act, provided that any such accounts will not be ineligible under this clause (iv) for any amounts not exceeding
         $300,000 individually or in the aggregate at any time;

              (v) which is owing by any account debtor (excluding, however, for the purposes of this clause (v) only, the account debtors and their Affiliates designated as the "excepted account debtors" on the Borrowing Base Certificate executed and delivered to the Agent on the Closing Date) whose accounts, in face amount, with the Borrower or Envirco Corporation exceed 20% (or in each case such lesser percentage which the Agent may establish by written notice from time to time to the Borrower in its good faith credit judgment) of the Eligible Receivables, but only to the extent of such excess;

              (vi) which account exceeds $500,000 and is owed by, billed to, or will be paid by an account debtor not located in the United States, unless such account is secured by a letter of credit which is payable in Dollars and is acceptable to the Agent in its good faith credit judgment;

              (vii) which is subject to a "bill and hold" arrangement (as to which the account debtor has been invoiced but the goods have not yet been shipped);

              (viii) which is owing by any account debtor which is the subject (as debtor) of any voluntary or involuntary case or proceeding under any bankruptcy, insolvency or other similar law or as to which a trustee, receiver, liquidator, custodian or other similar official has been appointed for it or for any substantial part of its property;

              (ix) which arises from the sale of any inventory that is not Eligible Inventory pursuant to clause (iii) of the proviso contained in the definition of "Eligible Inventory";

              (x) with respect to which the Agent determines in its good faith credit judgment that collection of such account is insecure, or that payment thereof is doubtful or will be delayed by reason of such account debtor's financial condition or that the prospect of payment or performance by such account debtor is or will be impaired;

              (xi) which is owed by, billed to, or will be paid by an account debtor located in the State of Alabama or any other state the laws of which deny creditors access to its courts in the absence of qualification to do business as a foreign corporation in such state or in the absence of the filing of any required reports with such state, unless each of the Borrower and Envirco Corporation has qualified as a foreign corporation authorized to do business in Alabama or such state or has filed such required reports;

              (xii) which is subject to any Lien other than a Permitted Encumbrance;

              (xiii) which arises from (A) the sale of goods which have not been delivered and accepted by the account debtor, or (B) services which have not been performed by the Borrower or Envirco Corporation and accepted by the account debtor;

              (xiv) which is owing by any account debtor with respect to which the Borrower or Envirco Corporation has determined for any reason not to continue selling goods to or performing services for on open account;

              (xv) which is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

              (xvi) with respect to which the Borrower or Envirco Corporation has made an agreement with the account debtor
         (A) for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face amount of each invoice related to such Receivable, but only to the extent of such deduction, or (B) to extend the time of payment thereof beyond the period set forth in clause (i) in this definition;

              (xvii) which arises from a retail sale of goods to a Person who is purchasing the same primarily for personal, family or household purposes; or

              (xviii) which has otherwise been determined by the Agent in its good faith credit judgment not to be eligible for purposes hereof.

              "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

              "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

              "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

              "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

              "Environmental Notices" means all notices from any Environmental Authority or all material notices from any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

              "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

              "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

              "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

              "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

              "Euro-Dollar Loan" means a Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

              "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

              "Event of Default" has the meaning set forth in Section
6.01.

              "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

              "Fiscal Quarter" means any fiscal quarter of the Borrower.

              "Fiscal Year" means any fiscal year of the Borrower.

              "Fixed Charge Coverage Ratio" means the ratio of (i) EBILT to (ii) Consolidated Fixed Charges.

              "Foreign Significant Subsidiary" means a Significant Subsidiary (i) located outside of the United States and (ii) which, with respect to the Borrower, would be a "controlled foreign corporation" deemed to hold "United States property" under Section 956 of the Code solely as a result of becoming a Guarantor by delivering a Guaranty.

              "Funding Indemnification Letter" means a letter from the Borrower to the Agent substantially in the form of Exhibit H, pursuant to which (i) the Banks and the Borrower shall agree upon the interest rates, amount of Borrowing and Interest Periods for each portion of any Borrowing on the Closing Date which is to constitute a Euro-Dollar Loan, and (ii) the Borrower shall indemnify the Banks from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such Euro-Dollar Loan on such date, unless such failure is caused solely by the Banks' breach of this Agreement.

              "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

              "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

              "Guarantors" means any one or more or all of the following, as the context shall require: (i) Envirco Corporation;
and (ii) any Domestic Significant Subsidiary which becomes a Guarantor pursuant to Section 5.23.

              "Guaranty" means each Guaranty Agreement substantially in the form attached hereto as EXHIBIT L executed and delivered by each Guarantor, together with all amendments, consolidations, modifications, renewals and supplements thereto.

              "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, or (d) pesticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

              "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, or third month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

              (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

              (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

              (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

              (a) any Interest Period (subject to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

              (b) no Interest Period which begins before the Termination Date and would otherwise end after the Termination Date may be selected.

              "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

              "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

              "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

              "Loan" means a Base Rate Loan, Euro-Dollar Loan, Revolver Loan or Term Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Revolver Loans, Term Loans, or any or all of them, as the context shall require, as the same are advanced or refunded as Refunding Loans pursuant to the terms and conditions set forth in Section 2.01.

              "Loan Documents" means this Agreement, the Notes, the Security Agreements, the Collateral Disclosure Certificates, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Security
Agreements, the Collateral Disclosure Certificates, or the Loans, as such documents and instruments may be amended or supplemented from time to time.

              "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

              "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

              "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

              "Maturity Date" means, for the Term Loans, September 8, 2000.

              "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

              "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

              "Notes" means each of the Revolver Loan Notes or Term Loan Notes, or any or all of them, as the context shall require, together with all amendments, consolidations, modifications, renewals and supplements thereto.

              "Notice of Borrowing" has the meaning set forth in
Section 2.02.

              "Obligations" means all indebtednesses, liabilities and obligations of the Borrower to the Agent or the Banks incurred or arising from time to time under this Agreement and each of the Loan Documents, including the Loans, interest on the Loans and the other Obligations, fees, costs and indemnification amounts and any and all extensions or renewals thereof in whole or in part.

              "Participant" has the meaning set forth in Section 9.08(b).

              "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

              "Permitted Encumbrances" means Liens permitted under
Section 5.18 and as expressly permitted under the terms of each of the Security Agreements.

              "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

              "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

              "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

              "Prior Credit Agreement" means that certain $18,000,000 Credit Agreement dated as of September 8, 1995 among the Borrower, the Agent and the Banks.

              "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

              "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

              "Refunding Loan" means with respect to (i) Revolver Loans, each Revolver Loan made on the day on which the Interest Period with respect to an outstanding Revolver Loan is maturing or a Revolver Loan made as a Base Rate Borrowing is being converted to a Euro-Dollar Borrowing or vice versa, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Revolver Loan or Revolver Loan being converted, excluding any difference between the amount of such maturing Revolver Loan or Revolver Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(c) or remitted to the Agent as provided in Section 2.11, in each case as contemplated in Section 2.02(d), and (ii) Term Loans, a Term Loan which is a Base Rate Borrowing which is being converted to a Euro-Dollar Borrowing or vice versa.

              "Regulation T" means Regulation T of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

              "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

              "Regulation X" means Regulation X of the Board of
Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

              "Required Banks" means at any time Banks having at least 67% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 67% of the aggregate outstanding principal amount of the sum of the
(i) Revolver Loans and (ii) Term Loans.

              "Revolver Loan" means the Base Rate Loans and
Euro-Dollar Loans to be made by each Bank in accordance with Section 2.01(a) in the amount of its Commitment, and "Revolver Loans" means, collectively, the Revolver Loans of all of the Banks.

              "Revolver Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-1, evidencing the obligation of the Borrower to repay Revolver Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

              "Security Agreements" means Security Agreements substantially in the form attached hereto as EXHIBIT J-1 with respect to the Borrower, and EXHIBIT J-2 with respect to each Domestic Significant Subsidiary, completed, executed and delivered by the Borrower and the Domestic Significant Subsidiaries, together with all amendments, consolidations, modifications, renewals and supplements thereto.

              "Significant Subsidiary" means each Guarantor and any Subsidiary which either (x) has assets which constitute more than 5% of Consolidated Total Assets at the end of the most recent Fiscal Quarter, or (y) contributed more than 5% of EBILT during the most recent Fiscal Quarter and the 3 Fiscal Quarters immediately preceding such Fiscal Quarter (or, with respect to any Subsidiary which existed during the entire 4 Fiscal Quarter period but was acquired by the Borrower during such period, which would have contributed more than 5% of EBILT during such period had it been a Subsidiary for the entire period).

              "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

              "Taxes" has the meaning set forth in Section 2.11(c).

              "Termination Date" means March 18, 2000.

              "Term Loans" means the term loans to be made by the Banks hereunder pursuant to Section 2.01(b) on the date of the initial Borrowing under this Agreement.

              "Term Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay Term Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

              "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

              "Transferee" has the meaning set forth in Section 9.08(d).

              "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

              "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Revolver Loans.

              "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

              "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

              "Year 2000 Compliant and Ready" means that (A) the Borrower's and its Subsidiaries' hardware and software systems with respect to the operation of its business and its general business plan will: (i) handle date information involving any and all dates before, during and after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates before, during and after January 1, 2000 and without any change in performance; (iii) store and provide date input information without creating any ambiguity as to the century and; (B) the Borrower has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) above.

              SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

              SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

              SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

              SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                            ARTICLE II

                           THE CREDITS

              SECTION 2.01. Commitments to Make Revolver Loans and Refunding Loans with respect to Term Loans. (a) Each Bank severally agrees, on the terms and conditions set forth herein, to make Revolver Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Loan is made,

              (i) the aggregate principal amount of Revolver Loans by such Bank shall not exceed the amount of its Commitment, and

              (ii) the aggregate outstanding amount of all Revolver Loans shall not exceed the lesser of (A) aggregate amount of the Commitments or (B) the aggregate amount of the Borrowing Base.

Each Revolver Loan Borrowing under this Section shall be in an aggregate principal amount of (i) $250,000 or any larger multiple of $50,000 in the case of Euro-Dollar Loans, and (ii) $100,000 or any larger multiple of $1,000 in the case of Base Rate Loans (except that any such Borrowing may be in the aggregate amount of the Unused Commitments subject to clauses (i) and (ii) of this
Section 2.01), and in each case shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.09, prepay Revolver Loans and reborrow under this Section at any time before the Termination Date.

         (b) Each Bank which is a party to this Agreement on the Closing Date severally agrees, on the terms and conditions set forth herein, to advance its Term Loan on the date of the initial Borrowing in the following amount: (i) Wachovia agrees to advance its Term Loan in the principal amount equal to $1,875,000, and
(ii) First Union National Bank agrees to advance its Term Loan in the principal amount equal to $1,875,000. After making payments on the Term Loans, the Borrower may not reborrow Term Loans except as Refunding Loans. Each Term Loan Refunding Loan under this Section shall be in an aggregate principal amount of (i) $1,000,000 or any larger multiple of $1,000 in the case of Euro-Dollar Loans, and (ii) $150,000 or any larger multiple of $1,000 in the case of Base Rate Loans. A Term Loan Refunding Loan may be made on a date specified in a Notice of Borrowing pursuant to
Section 2.02, which date must be a Euro-Dollar Business Day (or a Domestic Business Day, in the case of a Base Rate Borrowing).
Subject to the provisions of Section 8.05, Term Loans may prepaid at any time without premium or penalty, but principal amounts prepaid, and principal amounts repaid may not be reborrowed, except as Refunding Loans. The Term Loans shall be repaid in 3 consecutive semi-annual installments of principal equal to $1,250,000 each due on September 8, 1999, March 8, 2000, and September 8, 2000 (or on the first Domestic Business Day thereafter, if such day is not a Domestic Business Day), with a final payment of all outstanding principal (if any) and all accrued and unpaid interest on the Maturity Date.

              SECTION 2.02. Method of Borrowing Revolver Loans and Refunding Loans with respect to Term Loans. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, prior to 11:00 A.M. (Atlanta, Georgia time) on the same Domestic Business Day for each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, and shall be accompanied by a Borrowing Base Certificate, specifying:

              (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

              (ii)  the aggregate amount of such Borrowing,

              (iii) whether the Loans comprising such Borrowing are to be Revolver Loans or Refunding Loans with respect to Revolver Loans or Term Loans, and whether such Loans are to be Base Rate Loans or Euro-Dollar Loans,

              (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

              (v) as set forth on the Borrowing Base Certificate, that the Borrower is in compliance with Sections 2.01 and 2.10.

              (b) Upon receipt of a Notice of Borrowing and Borrowing Base Certificate, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing, once received by the Agent, shall not thereafter be revocable by the Borrower.

              (c) Not later than 2:00 P.M. (Atlanta, Georgia time) on the date of each Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address determined pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section
9.01, no later than 2:00 P.M. (local time at such address) on the date of a Base Rate Borrowing, or 4:00 P.M. (local time at such address) on the Euro-Dollar Business Day before the date of a Euro-Dollar Borrowing, in either case stating that such Bank will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Borrowing for any purpose hereunder. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall promptly notify the Borrower of such decision.

              (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

              (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).

              (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

              (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 6 Euro-Dollar
Loans at any given time.

              SECTION 2.03. Notes. (a) The Revolver Loans of each Bank shall be evidenced by a single Revolver Loan Note payable to the order of such Bank, for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Revolver Loan Commitment.

              (b) The Term Loans of each Bank shall be evidenced by a single Term Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Term Loan Commitment.

              (c) Upon receipt of each Bank's Revolver Loan Notes pursuant to Section 3.01, the Agent shall deliver such Revolver Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan and Refunding Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to complete its Notes as set forth above and to attach to and make a part of any Note a continuation of any such schedule as and when required.

              SECTION 2.04. Maturity of Loans. (a) Each Loan included in any Borrowing (whether as an advance of a Revolver Loan, or a Revolver Loan or Term Loan consisting of a Refunding Loan) shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

              (b) Notwithstanding the foregoing, (i) the outstanding principal amount of the Revolver Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date, and (ii) the outstanding principal amount of the Term Loans, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Maturity Date.

         SECTION 2.05. Interest Rates. (a) "Applicable Margin" means
(i) for any Base Rate Loan, 0.00%, and (ii) for any Euro-Dollar
Loan, 2.00%.

              (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

              (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

              The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London
Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

              The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Screen Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Telerate Screen Page 3750, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

              "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal
Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve
System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve
Percentage.

              (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

              (e) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, after the election of the Required Banks and notice thereof has been given to the Borrower, bear interest at the Default Rate.

         SECTION 2.06. Fees. (a) The Borrower shall pay to the Agent, for the ratable account of each Bank, a commitment fee, calculated on the average daily amount of such Bank's Unused Commitment, at the rate of 0.25% per annum. Such commitment fees shall accrue from and including the Closing Date to but excluding the Termination Date and shall be payable on each March 31, June 30, September 30 and December 31 and on the Termination Date.

              (b) On the Closing Date, the Borrower shall pay to the Agent, for the ratable account of each Bank, an upfront fee, calculated on the amount of such Bank's Commitment, at the rate of 0.25% per annum.

              (c) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as may be mutually agreed to by the Borrower and the Agent from time to time.

              SECTION 2.07. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $1,000,000 or any larger multiple of $500,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06) shall be due and payable on the effective date of such termination.

              SECTION 2.08. Mandatory Reduction and Termination of Commitments. (a) The Commitments shall terminate on the Termination Date and any Revolver Loans then outstanding
(together with accrued interest thereon) shall be due and payable on such date.

              SECTION 2.09. Optional Prepayments. (a) The Borrower may, upon at least 1 Domestic Business Days' notice to the Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $150,000 or any larger multiple of $50,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

              (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the maturity thereof.

              (c) Upon receipt of a notice of prepayment pursuant to this Section 2.9, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Agent, shall not thereafter be revocable by the Borrower.

              SECTION 2.10. Mandatory Prepayments. (a) On each date on which the Commitments are reduced pursuant to Section 2.07 or
Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Revolver Loans, if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Revolver
Loans does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied ratably to the Revolver Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority:
(i) first, to Base Rate Loans; and (ii) secondly, to Euro-Dollar
Loans.

              (b) On each date on which the outstanding principal balance of the Revolver Loans exceeds the Borrowing Base, the Borrower shall repay or prepay such principal amount of the outstanding Revolver Loans, if any (together with interest accrued thereon and any amount due under SECTION 8.05), as may be necessary so that after such payment the outstanding principal balance of the Revolver Loans does not exceed the Borrowing Base. Each such payment or prepayment shall be applied ratably to the Revolver Loans of the Banks outstanding on the date of payment or prepayment, first to Base Rate Loans, then to Euro-Dollar Loans.

              SECTION 2.11. General Provisions as to Payments.
(a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

              (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic
Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

              (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank's reasonable request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes.
If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

              Each Bank which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

              In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.11(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

              Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this
Section 2.11(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

              SECTION 2.12. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                           ARTICLE III

                     CONDITIONS TO BORROWINGS

              SECTION 3.01. Conditions to First Borrowing. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Agent of the following (as to the documents described in paragraphs (a),(c), (d)and (e) below, in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

              (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

              (b) duly executed, respectively, by the Borrower and the Guarantors (i) Revolver Loan Notes and Term Loan Notes for the account of each Bank complying with the provisions of Section 2.03, (ii) Security Agreements, (iii) Guaranty, and (iv) Collateral Disclosure Certificates;

              (c) an opinion letter (together with any opinions of local counsel relied on therein) of Smith Helms Mulliss & Moore, L.L.P., counsel for the Borrower and the Guarantors, dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

              (d) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

              (e) a certificate (the "Closing Certificate") substantially in the form of Exhibit G), dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

              (f) all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower and each Guarantor, the corporate authority for and the validity of this Agreement, the Notes, the Security Agreements, the Guaranty, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of incumbency of the Borrower and each Guarantor, signed by the Secretary or an Assistant Secretary of the Borrower and each Guarantor, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower or such Guarantor authorized to execute and deliver the Loan Documents, or the Guaranty, as applicable, and certified copies of the following items: (i) the Borrower's and each Guarantor's Certificate of Incorporation, (ii) the Borrower's and each Guarantor's Bylaws, (iii) certificates of the Secretary of State for the State of organization and existence of the Borrower and each Guarantor as to the good standing of the Borrower and each Guarantor (iv) the action taken by the Board of Directors of the Borrower and each Guarantor authorizing the Borrower's and each Guarantor's execution, delivery and performance of this Agreement, the Notes, the Security Agreement, and the other Loan Documents to which the Borrower is a party, and of the Guaranty and Security Agreement by the Domestic Significant Subsidiaries;

              (g) UCC, tax and judgment lien searches (satisfactory to the Agent and the Lenders in all respects) against the Borrower and the Guarantors; and

              (h) a Notice of Borrowing for Loans, in accordance with the terms of this Agreement, in an amount sufficient to refinance in full all outstanding Debt under the Prior Credit Agreement and, pursuant to which the Banks' commitments to make Loans under the Prior Credit Agreement are terminated.

In addition, if the Borrower desires funding of a Euro-Dollar
Loan on the Closing Date, the Agent shall have received, the requisite number of days prior to the Closing Date, a Funding
Indemnification Letter.

              SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions except as expressly provided in the last sentence of this Section 3.02:

              (a)  receipt by the Agent of a Notice of Borrowing;

              (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

              (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

              (d) the fact that, immediately after such Borrowing, the conditions set forth in clauses (i) and (ii) of Section
         2.01 shall have been satisfied.

Each Borrowing (including Refunding Loans) hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section.


                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES

              The Borrower represents and warrants that:

              SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary and except where the failure to so qualify would not have and is not reasonably expected to cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

              SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan
Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action,
(iii) require no action by or in respect of or filing with, any governmental body, agency or official (other than filings under applicable securities laws reporting the closing of the Loans hereunder), (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, the violation of which would have and or would reasonably be expected to cause a Material Adverse Effect, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

              SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

              SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young, LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended September 30, 1998, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP (subject to any year-end adjustments in accordance with GAAP), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

              (b) Since September 30, 1998, there has been no event, act, condition or occurrence having a Material Adverse Effect.

              SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse
Effect or which in any manner draws into question the validity of or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

              SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any material liability to the PBGC or a Plan under Title IV of ERISA.

              (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

              SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings or the failure of which would not have and is not reasonably expected to cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them (including extensions of the time of filing thereof) and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1991.

              SECTION 4.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to so qualify would not have and is not reasonably expected to cause a Material Adverse Effect. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

              SECTION 4.09. Investment Company Act.  Neither the
Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              SECTION 4.10. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

              SECTION 4.11. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in
Section 5.18.

              SECTION 4.12. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

              SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which could have or cause a Material Adverse Effect.

              SECTION 4.14. Environmental Matters. (a) Neither the Borrower nor any Subsidiary is subject to any Environmental
Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities
List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

              (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties by the Borrower or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.

              (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business in all material respects, and is in compliance in all material respects with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses.

              SECTION 4.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, in all material respects. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

              SECTION 4.16. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin
Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

              SECTION 4.17. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as used in or as defined in Section 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA;
and (ii) to the Borrower's knowledge, the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law.
For purposes of this Section 4.17, "Bankruptcy Code" means Title
11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable state law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

              SECTION 4.18. Insurance. The Borrower and each of its Subsidiaries has (either in the name of the Borrower or in such Subsidiary's own name), with, to the Borrower's knowledge, financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of comparable financial worth engaged in the same or similar business.

              SECTION 4.19. Year 2000 Compliance. The Borrower has developed a comprehensive plan (the "Y2K Plan") for insuring that the Borrower's and its Subsidiaries' software and hardware systems which impact or affect in any way the business operations of the Borrower and its Subsidiaries will be Year 2000 Compliant and Ready on or before June 30, 1999, except with respect to any non-compliance which could not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have met the Y2K Plan milestones such that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan, except with respect to any non-compliance which could not reasonably be expected to have a Material Adverse
Effect.


                            ARTICLE V

                            COVENANTS

              The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

              SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

              (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Ernst & Young, LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

              (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

              (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.16 and 5.18 through 5.22, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

              (d) simultaneously with the delivery of each set of annual and quarterly financial statements referred to in paragraphs (a) and (b) above, a statement of the Chief Financial Officer, or Chief Technology Officer to the effect that nothing has come to their attention to cause them to believe that the Y2K Plan milestones have not been met in a manner such that the Borrower's and its Subsidiaries hardware and software systems will not be Year 2000 Compliant and Ready in accordance with the Y2K Plan, except with respect to any non-compliance which could not reasonably be expected to have a Material Adverse Effect;

              (e) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default under the Borrower's financial covenants (as set forth in Sections 5.19 through and including 5.22, or in other Sections from time to time), existed on the date of such financial statements;

              (f) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

              (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

              (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

              (i) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

              (j) as soon as practicable, but in any event on or before 15 days after the end of each Fiscal Quarter, or such more frequent intervals as required by the Agent from time to time a duly executed Borrowing Base Certificate (and, to the Agent, any accompanying documentation required by the Agent), with respect to satisfaction of the requirement that the outstanding principal balance of the Loans shall not exceed the Borrowing Base, as of the last day of the reporting period, or such other form as the Agent may deliver for such purpose to the Borrower from time to time hereafter, the statements in which, in each instance, shall be certified as to truth and accuracy by a duly authorized officer of the Borrower; and

              (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

              SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

              SECTION 5.03. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except as otherwise permitted in
Section 5.05 and except for the dissolution and liquidation of Trion GMBH.

              SECTION 5.04. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except (i) through corporate reorganization to the extent permitted by
Section 5.05, (ii) for the redemption by Trion Limited of Trion Limited capital stock owned by the Borrower, and (iii) except for the dissolution and liquidation of Trion GMBH.

              SECTION 5.05. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing and the Borrower shall have demonstrated in writing to the Agent's satisfaction that the Borrower shall be in pro forma compliance with the covenants of the Borrower set forth in this Agreement, (b) Subsidiaries of the Borrower may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 10% of Consolidated Total Assets at the end of the fourth Fiscal Quarter immediately preceding such Fiscal Quarter, or
(y) contributed more than 10% of EBILT during the 8 Fiscal Quarters immediately preceding such Fiscal Quarter. Notwithstanding the foregoing, in no event shall any disposition of assets permitted in this Section 5.05 be permitted in the event that after such disposition (A) Consolidated Total Assets shall be less than $37,972,800 (which amount equals 90% of Consolidated Total Assets for the Fiscal Year ending December 31,
1997), or (B) assets not so disposed of shall have contributed less than $3,365,100 (which amount equals 90% of EBILT for the Fiscal Year ending December 31, 1997).

              SECTION 5.06. Use of Proceeds. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 5.17 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation. Subject to the foregoing, (i) the proceeds of the Revolver Loans shall be used solely for refinancing in full the "Revolver Loans" outstanding under the Prior Credit Agreement, and for the Borrower's working capital and general corporate purposes, and
(ii) the proceeds of the Term Loans shall be used solely for the refinancing in full of the "Term Loans" outstanding under the Prior Credit Agreement.

              SECTION 5.07. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings and except where the failure to so comply would not have and is not reasonably expected to cause a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Agent, the Borrower will set up reserves in accordance with GAAP.

              SECTION 5.08. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with, to the best of the Borrower's knowledge, financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of comparable financial worth engaged in the same or similar business.

              SECTION 5.09. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required
Banks.

              SECTION 5.10. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets used in its business in good condition, repair and working order, ordinary wear and tear excepted.

              SECTION 5.11. Environmental Notices. The Borrower shall furnish to the Banks and the Agent prompt written notice of all material Environmental Liabilities, and all pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

              SECTION 5.12. Environmental Matters. The Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements.

              SECTION 5.13. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority; provided the foregoing shall not require the Borrower to take any action not required by applicable law unless such action would be reasonably prudent to avoid liability to third parties other than any Environmental Authority.

              SECTION 5.14. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

              SECTION 5.15. Additional Debt. Neither the Borrower nor any of its Subsidiaries shall incur or permit to exist any Debt not in existence on the Closing Date, and extensions or renewals thereof, other than (i) Debt permitted to be secured by Liens permitted by Section 5.18, (ii) Debt of the types described in clause (vii) of the definition of Debt which is incurred in the ordinary course of business in connection with the sale or purchase of goods or to assure performance of any obligation to a utility or a governmental entity or a worker's compensation obligation; (iii) Debt permitted by Section 5.16; and (iv) Debt under this Agreement.

              SECTION 5.16. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except as permitted by Section 5.17 and except: (i) loans or advances to employees (A) for travel expenses incurred in the ordinary course of business, and (B) in addition to loans or advances under the immediately preceding clause (A), not exceeding $100,000 in the aggregate principal amount outstanding at any time made in the ordinary course of business and consistent with practices existing on March 19, 1999; (ii) deposits required by government agencies or public utilities;
(iii) loans or advances from the Borrower to any Guarantor or from any Guarantor to any other Guarantor; (iv) accounts receivable outstanding in the ordinary course of business owed to the Borrower for the sale of its inventory, and (v) solely after compliance with Section 5.24 with respect to each Foreign Significant Subsidiary to which loans or advances shall be made, loans or advances from the Borrower to Foreign Significant Subsidiaries which are not Guarantors in the aggregate outstanding at any time not exceeding 10% of the Borrower's Consolidated Net Worth; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, the Borrower will be in full compliance with all the provisions of this Agreement.

              SECTION 5.17. Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.16 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent, (iii) commercial paper rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition,(iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc. and\or
(v) the acquisition of stock of entities which are in, or assets used for, lines of business which are related or similar to the lines of business of the Borrower or any of its Subsidiaries.

              SECTION 5.18. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

              (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $3,500,000;

              (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated
         Subsidiary and not created in contemplation of such event;

              (c) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

              (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated
         Subsidiary and not created in contemplation of such acquisition;

              (e) Liens securing Debt owing by any Subsidiary to the Borrower;

              (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

              (g) Liens incidental to the conduct of its business or the ownership of its assets which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

              (h)  any Lien on Margin Stock; and

              (i)  Liens in favor of the Agent under the Security
         Agreements;

Provided Liens permitted by the foregoing paragraphs (b), (c),
(d) and (g) shall at no time secure Debt in an aggregate amount greater than 10% of Consolidated Net Worth.

              SECTION 5.19. Fixed Charge Coverage Ratio. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending
March 31, 1999, the Fixed Charge Coverage Ratio for the Fiscal
Quarter shall be greater than the following amounts at the following times:

         Fiscal Quarter Ending                   Ratio

         March 31, 1999                          1.5 to 1.0
         June 30, 1999                           1.75 to 1.0
         For each Fiscal Quarter thereafter      2.0 to 1.0

The Fixed Charge Coverage Ratio shall be calculated as follows:
(a) for the three Fiscal Quarters immediately following the Closing Date, (i) for the first Fiscal Quarter thereafter times 4; (ii) for the first and second Fiscal Quarters thereafter times 2; and (iii) for the first, second and third Fiscal Quarters thereafter times 1.3333; and (b) for all other Fiscal Quarters thereafter, for the Fiscal Quarter then ending and the immediately preceding 3 fiscal quarters.

              SECTION 5.20.  Ratio of Consolidated Funded Debt to
Consolidated Total Capital.  The ratio of Consolidated Funded
Debt to Consolidated Total Capital will not at any time exceed
0.40 to 1.00.

              SECTION 5.21.  Ratio of Consolidated Funded Debt to
Consolidated Cash Flow.  The ratio of Consolidated Funded Debt to
Consolidated Cash Flow shall not exceed the following amounts at the following times:

         Fiscal Quarter Ending                   Ratio

         March 31, 1999                          3.5 to 1.0
         June 30, 1999                           3.25 to 1.0
         For each Fiscal Quarter thereafter      3.0 to 1.0

For the purposes of this Section 5.21, Consolidated Cash Flow shall be calculated as follows: (a) for the three Fiscal Quarters immediately following the Closing Date, (i) for the first Fiscal Quarter thereafter times 4; (ii) for the first and second Fiscal Quarters thereafter times 2; and (iii) for the first, second and third Fiscal Quarters thereafter times 1.3333; and (b) for all other Fiscal Quarters thereafter, for the Fiscal Quarter then ending and the immediately preceding 3 fiscal quarters.

              SECTION 5.22. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than $20,000,000 plus the sum of (i) 50% of the cumulative Consolidated Net Income of the Borrower and its Consolidated Subsidiaries during any period after September 30, 1998 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Consolidated Net Income for purposes of this clause (i), any quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative, plus (ii) 100% of the cumulative proceeds of from the sale of any Capital Stock received during any period after the Closing Date, plus (iii) 100% of the amount of any Capital Stock issued in exchange for the cancellation or conversion of Debt after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

              SECTION 5.23. Domestic Significant Subsidiaries to Become Guarantors. (a) In the event any Subsidiary (whether existing on the Closing Date or acquired or created thereafter) is or becomes a Domestic Significant Subsidiary, then (i) within 10 Domestic Business Days after the Borrower becomes aware that it is a Domestic Significant Subsidiary, it must so notify the Agent, and (ii) within 10 Domestic Business Days after giving such notice, such Domestic Significant Subsidiary must become a Guarantor by (x) executing and delivering to the Agent a counterpart of the Guaranty and a Security Agreement, (y) delivering to the Agent an opinion of counsel to such Subsidiary substantially in the form of Exhibit B, but limited to such Domestic Significant Subsidiary, and excluding paragraph 2 thereof, and (z) delivering to the Agent documents pertaining to such Domestic Significant Subsidiary reasonably requested by the Agent of the types described in paragraph (f) of Section 3.01.

         (b) In the case of any Guarantor the stock of which is to be sold, such Guarantor may submit to the Agent a request for a release of its obligations under the Guaranty, and such Guarantor shall be entitled to obtain from the Agent a written release from the Guaranty, provided that it can demonstrate to the reasonable satisfaction of the Agent that (A) the provisions of Section 5.05 will not be breached by such sale, (b) all loans to such Guarantor from the Borrower or any other Guarantor have been repaid in full, (C) the net purchase price to be realized by the seller of such Guarantor for such sale will be not less than 100% of the net book value of such seller's Investment in such Guarantor, and (D) no Event of Default is in existence or will be caused as a result of such sale, and upon obtaining such written release, it shall no longer be a Guarantor for any purpose hereunder or under the Guaranty.

              SECTION 5.24. Capital Stock and Promissory Notes of Foreign Significant Subsidiaries to Be Pledged. In the event any Subsidiary (whether existing on the Closing Date or acquired or created thereafter) is or becomes a Foreign Significant
Subsidiary, then (i) within 10 Euro-Dollar Business Days after the Borrower becomes aware that it is a Foreign Significant Subsidiary, it must so notify the Agent, and (ii) within 10 Euro-Dollar Business Days after giving such notice, the Borrower shall
(A) execute and deliver to the Agent a Stock Pledge Agreement satisfactory to the Banks in all respects (whereby 51% of the issued and outstanding capital stock of such Subsidiary shall be pledged to the Banks), a Note Pledge Agreement satisfactory to the Banks in all respects, and deliver the original Promissory
Note satisfactory to the Banks in all respects and/or original stock certificate evidencing such pledged capital stock so pledged by such pledge agreements, along with an opinion of counsel to the Borrower substantially in the form of Exhibit B, but limited to the aforementioned pledge agreements, and deliver to the Agent documents pertaining to the Borrower reasonably requested by the Agent of the types described in paragraph (f) of
Section 3.01, or (B) in lieu of the security provided in clause
(ii)(A) of this Section above, provide the Banks with further assurances or guarantees comparable to those set forth in clause
(ii)(A) of this Section above, which further assurances or guarantees shall be satisfactory to the Banks in their sole discretion. Provided, however, with respect to Trion Limited, which is a Foreign Significant Subsidiary, the Borrower shall not be required to comply with clause (ii) of this Section above until the earlier to occur of the date on which (x) loans or advances from the Borrower to Trion Limited (relating to Trion Limited's payroll needs) exceed $250,000 at any time outstanding, or (y) another Foreign Significant Subsidiary is required to comply with clause (ii) of this Section above.


                            ARTICLE VI

                             DEFAULTS

              SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

              (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

              (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(f), 5.02(ii), 5.03 through 5.06, inclusive, Sections 5.15 through 5.22, inclusive; or

              (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or (ii) any of the chief executive, chief financial, chief operating, chief legal or chief accounting officer of the Borrower otherwise becomes aware of any such failure; or

              (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

              (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt in the aggregate principal amount outstanding in excess of $1,000,000 (other than the Notes) when due or within any applicable grace period; or

              (f) any event or condition shall occur which results in the acceleration of the maturity of Debt of the Borrower or any Subsidiary in the aggregate principal amount outstanding in excess of $1,000,000 (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

              (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

              (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

              (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing and such termination may have or would reasonably be expected to cause a Material Adverse Effect; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

              (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

              (k) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA involving amounts in excess of $250,000 in the aggregate, and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

              (l) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

              (m) the occurrence of any event, act, occurrence, or condition which the Required Banks determine either does or has a reasonable probability of causing a Material Adverse Effect.

then, and in every such event, (i) the Agent shall, if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) the Agent shall, if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

              SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                           ARTICLE VII

                            THE AGENT

              SECTION 7.01. Appointment; Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof, except as expressly set forth herein. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other
Loan Document a fiduciary relationship in respect of any Bank.

              SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent.
As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

              SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

              SECTION 7.04. Rights of Agent as a Bank. If Wachovia Bank, N.A. at any time becomes a Bank hereunder, the following provisions shall apply. With respect to the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia Bank, N.A. in its individual capacity. The
Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower
(in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

              SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

              SECTION 7.06 Consequential Damages. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY
OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR
CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

              SECTION 7.07. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

              SECTION 7.08. Nonreliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

              SECTION 7.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

              SECTION 7.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks.
Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring
Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least
$500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


                           ARTICLE VIII

              CHANGE IN CIRCUMSTANCES; COMPENSATION

              SECTION 8.01. Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period:

              (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

              (b) the Required Banks advise the Agent that the London Interbank Offered Rate, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of such Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

              SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank
(or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar
Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar
Loan of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

              SECTION 8.03. Increased Cost and Reduced Return.
(a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

              (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

              (ii) shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

              (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

              (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

              (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

              (e) Notwithstanding the foregoing, in the event the Borrower is required to pay any Bank amounts pursuant to Section 2.11(c) or this Section 8.03 and the designation of a different Lending Office pursuant to Section 2.11(c) or Section 8.03(c) will not avoid the need for compensation to such Bank (an "Affected Bank"), the Borrower may give notice to such Affected Bank (with copies to the Agent) that it wishes to seek one or more assignees (which may be one or more of the Banks) to assume the Commitment of such Affected Bank and to purchase its outstanding Loans and Notes; provided, that if there is more than one Affected Bank which has requested substantially and proportionally equal compensation hereunder, the Borrower shall elect to seek an assignee to assume the Commitments of all such Affected Banks. Each Affected Bank agrees to sell its
Commitment, Loans, Notes and interest in this Agreement in accordance with Section 9.08(c) to any such assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes, plus all other fees and amounts (including, without limitation, any compensation due to such Affected Banks under Section 2.11(c) or this Section
8.03) due to such Affected Bank hereunder calculated, in each case, to the date such Loans, Notes and interest are purchased. Upon such sale or prepayment, each such Affected Bank shall have no further commitment or other obligation to the Borrower hereunder or under any Note.

              SECTION 8.04. Base Rate Loans Substituted for Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain any Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

              (a) all Loans which would otherwise be made by such Bank Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

              (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

              SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

              (a) any payment or prepayment (pursuant to Section 2.9, 2.10, 6.01, 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan; or
              (b)  any failure by the Borrower to borrow a
Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable
Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.


                            ARTICLE IX

                          MISCELLANEOUS

              SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing
(including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

              SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

              SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, Jones, Day, Reavis & Pogue, in connection with the preparation of this Agreement and the other Loan Documents executed and delivered on the Closing Date, (ii) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Banks and the Agent, in connection with the preparation of other Loan Documents after the Closing Date, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, and (iii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and the Banks, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

              SECTION 9.04. Indemnification. The Borrower shall indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.

              SECTION 9.05. Setoff; Sharing of Setoffs. (a) The Borrower agrees that the Agent and each Bank shall have a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Bank or otherwise in the possession or control of the Agent or any such Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or any such Bank, whether now existing or hereafter established hereby authorizing the Agent and each Bank at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Banks and/or the Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

              (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

              SECTION 9.06. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all Banks and the Borrower, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees (other than fees payable to the Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral held as security for the Obligations,(viii) release any Guarantee given to support payment of the Obligations, (ix) change the definitions of "Borrowing Base," "Eligible Receivables," "Eligible Inventory," or "Required Banks," or (x) amend this Section 9.06.

              (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

              SECTION 9.07. No Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

              SECTION 9.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

              (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

              (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee"), all or a proportionate part of both of its Revolver Loans and its Commitment with respect thereto and the identical percentage of its Term Loans, and its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $500,000 (or any larger multiple of $100,000), and (iii) no interest may be sold by a Bank (except during the existence of a Default or Event of Default) pursuant to this paragraph (c) to any Assignee that is not then a Bank without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and the Borrower,
(B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

              (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

              (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section
8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

              (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

              SECTION 9.09. Confidentiality. Each Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, any relevant Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

              SECTION 9.10. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

              SECTION 9.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

              SECTION 9.12. Georgia Law.  This Agreement and each
Note shall be construed in accordance with and governed by the law of the State of Georgia.

              SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

              SECTION 9.14. Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable , against the Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

              SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

              SECTION 9.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THE BORROWER (A) AND EACH OF THE BANKS AND THE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY,
(B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF NORTH CAROLINA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF NORTH CAROLINA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 9.01 FOR THE GIVING OF NOTICE TO THE BORROWER.
NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWER PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWER, WITHIN ANY OTHER STATE OR JURISDICTION.

              SECTION 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              SECTION 9.18. Source of Funds -- ERISA. Each of the Banks hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

              SECTION 9.19. Entire Agreement. This Agreement, the Notes, the Security Agreements, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto with respect to the matters set forth in this Agreement.



              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                 TRION, INC.           (SEAL)
                                 By: /S/ CALVIN J. MONSMA
                                 Title:  Vice President and Chief
                                           Financial Officer

                                 101 McNeill Road
                                 Sanford, North Carolina, 27330
                                 Attention: Cal Monsma
                                 Telecopier number: 919-774-8771
                                 Confirmation number: 919-775-2201





COMMITMENTS                       WACHOVIA BANK, N.A.,
                                   as Agent and as a Bank  (SEAL)
Commitment:
$2,500,000
                                  By: /s/ K.A. SHERMAN
                                  Title:  Sr. Vice President

                                  Lending Office
                                  Wachovia Bank of North
                                  Carolina, N.A.
                                  227 Fayetteville Street Mall
                                  Raleigh, N. C. 27601
                                  Attention: Keith Sherman
                                  Telecopier number: 919-755-7879
                                  Confirmation number: 919-755-7806





Commitment:                        FIRST UNION NATIONAL BANK,
$2,500,000                         as Lender                 (SEAL)


                                   By: /s/ WILLIAM D. ALFANO
                                   Title: Vice President
                                   Office
                                   First Union National Bank
                                   2200 W. Main Street
                                   Durham, North Carolina  27705
                                   Attention: William D. Alfano
                                   Telecopier number: 919-286-6134
                                   Confirmation number: 919-286-6150


TOTAL COMMITMENTS:

$5,000,000

                                                      EXHIBIT A-1


                        REVOLVER LOAN NOTE

                         Atlanta, Georgia
                          March 19, 1999


              For value received, TRION, INC., a Pennsylvania corporation (the "Borrower"), promises to pay to the order of __________________________________________________ (the "Bank"),
for the account of its Lending Office, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Revolver Loan Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

              All Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

              This Revolver Loan Note is one of the Loan Notes referred to in the Credit Agreement dated as of March 19, 1999 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.


              IN WITNESS WHEREOF, the Borrower has caused this Revolver Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


         TRION, INC.                    (SEAL)


         By:
             Title:



                   Revolver Loan Note (cont'd)


               LOANS AND PAYMENTS OF PRINCIPAL
         Base Rate   Amount    Amount of
         or Euro-    of        Principal    Maturity  Notation
Date     Dollar Loan Loan      Repaid       Date      Made By























                                                      EXHIBIT A-2


                          TERM LOAN NOTE

                         Atlanta, Georgia
                          March 19, 1999

             For value received, TRION, INC., a Pennsylvania corporation (the "Borrower"), promises to pay to the order of __________________________________________________ (the "Bank"),
for the account of its Lending Office, the principal sum of ONE MILLION EIGHT HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($1,875,000), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Term Loan Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

             This Term Loan Note is one of the Term Loan Notes referred to in the Credit Agreement dated as of March 19, 1999, among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

             IN WITNESS WHEREOF, the Borrower has caused this Term Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


         TRION, INC.  (SEAL)


         By:
             Title:


                     Term Loan Note (Cont'd)

               LOANS AND PAYMENTS OF PRINCIPAL

         Base Rate   Amount    Amount of
         or Euro-    of        Principal    Maturity  Notation
Date     Dollar Loan Loan      Repaid       Date      Made By






















                                                        EXHIBIT B


                            OPINION OF
                     COUNSEL FOR THE BORROWER


                                           [Dated as provided in
                                           Section 3.01 of the Credit
                                           Agreement]


To the Banks and the Agent
Referred to Below
c/o Wachovia Bank, N.A.,
as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attn:  Syndications Group

Dear Sirs:

             We have acted as counsel for Trion, Inc., a Pennsylvania corporation (the "Borrower") and for [describe Guarantors]
(collectively, the Guarantors) in connection with the Credit
Agreement (the "Credit Agreement") dated as of March 19, 1999, among the Borrower, the banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

             We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by each Bank and by the Agent have been duly authorized by each Bank and by the Agent.

             Upon the basis of the foregoing, we are of the opinion that:

             1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all corporate powers required to carry on its business as now conducted.

             2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the Security Agreement by the Borrower and of the Guaranty and the Security Agreement by the Guarantors (i) are within the Borrower's and Guarantors' respective corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or any Guarantor or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower or any Guarantor and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

             3. Each of the Credit Agreement, the Security Agreements and the Guaranty constitutes a valid and binding agreement of the Borrower and the Guarantors, as applicable, enforceable against the Borrower and the Guarantors, respectively, in accordance with its terms, and the Notes constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

             4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement, any Note, the Security Agreements or the Guaranty.

             5. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             6. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment
Company Act of 1940, as amended.

             7. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

             8. Each of the Security Agreements creates a valid security interest in the Collateral (as defined in each Security Agreement) in favor of the Agent, for the benefit of the Banks, the creation of a security interest in which is governed by, and is subject to, the Uniform Commercial Code as in effect on the date hereof in the State of North Carolina [and New Mexico](the "UCC"). (Such Collateral referred to herein as the "UCC Collateral")] The financing statements attached hereto as Exhibit C (the "Financing Statements") are in appropriate form for filing in the office of [the Secretary of State of North Carolina, the clerk of __________________ County, North Carolina, the Secretary of State of New Mexico, and the clerk of __________________ County, New Mexico] (collectively, the "Filing Offices"). Upon the filing of the Financing Statements with the respective Filing Offices, such security interest in all UCC Collateral, a security interest in which may be perfected by the filing of financing statements, shall be perfected.

             We are qualified to practice in the Commonwealth of Pennsylvania and the State of North Carolina and do not purport to be experts on any laws other than the laws of the United States and the Commonwealth of Pennsylvania and the State of North Carolina and this opinion is rendered only with respect to such laws. We have made no independent investigation of the laws of any other jurisdiction.


             This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Assignee, Participant or other Transferee under the Credit
Agreement, and Jones, Day, Reavis & Pogue without our prior written consent.

                                 Very truly yours,





                                                        EXHIBIT C


                            OPINION OF
           JONES, DAY, REAVIS & POGUE, SPECIAL COUNSEL
                          FOR THE AGENT


                                           [Dated as provided in
                                           Section 3.01 of the Credit
                                           Agreement]


To the Banks and the Agent
Referred to Below
c/o Wachovia Bank, N.A.,
as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attn: Syndications Group

Dear Sirs:

             We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of March 19, 1999, among Trion, Inc., a Pennsylvania corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Wachovia Bank, N.A., as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement.
Terms defined in the Credit Agreement are used herein as therein defined.

             This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate
Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar which
Interpretive Standards are incorporated herein by this reference.

             We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

             Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement, each of the Notes and the Security Agreement by or on behalf of the Borrower, and the Guaranty and the Security Agreement by each Guarantor, we are of the opinion that each of the Credit Agreement, the Security Agreements and the Guaranty constitutes a valid and binding agreement of the Borrower and each Guarantor, as applicable, and each Note constitutes valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and
(iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement, the Notes, the Guaranty and the Security Agreements may be further limited by the laws of the State; provided that such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement and the Notes, except for the economic consequences of any procedural delay which may result from such laws.

         In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State. We express no opinion as to the effect of the compliance or noncompliance of the Agent or any of the Banks with any state or federal laws or regulations applicable to the Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Agent or any of the Banks.

         This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                                 Very truly yours,



                                                        EXHIBIT D


                    ASSIGNMENT AND ACCEPTANCE
                    Dated              , 19


             Reference is made to the Credit Agreement dated as of March 19, 1999 (together with all amendments and modifications thereto, the "Credit Agreement") among Trion, Inc. , a Pennsylvania corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                                                       (the
"Assignor") and                                          (the
"Assignee") agree as follows:

             1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee
hereby purchases and assumes from the Assignor, a       %
interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined
below) (including, without limitation, a      % interest (which
on the Effective Date hereof is $__________) in the Assignor's
Commitment and a        interest (which on the Effective Date
hereof is $               ) in the Revolver Loans and Term Loans
owing to the Assignor and a    % interest in the Revolver Loan
Notes and the Term Loan Notes held by the Assignor (which on the Effective Date hereof is $__________ and $__________, respectively).

             2.   The Assignor (i) makes no representation or
warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Revolver Loan Commitment and Term Loan Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and $__________, respectively, and the aggregate outstanding principal amount of Revolver Loans and Term Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $____________ and $____________, respectively; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Notes referred to in paragraph 1 above and requests that the Agent exchange such Notes for [a new Revolver Loan Note
dated              ,      in the principal amount of $__________
payable to the order of the Assignee and a new Term Loan Note dated ___________, ____ in the principal amount of $______________ payable to the order of the Assignee] [new Notes
as follows:  a (i) Revolver Loan Note dated                 ,
 in the principal amount of $              payable to the order
of the Assignor (ii) Revolver Loan Note dated              ,
in the principal amount of $               payable to the order
of the Assignee, (iii) a new Term Loan Note dated ___________, ____ in the principal amount of $______________ payable to the order of the Assignor and (iii) a new Term Loan Note dated ___________, ____ in the principal amount of $______________
payable to the order of the Assignee].

             3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, the Guaranty, the Security Agreements, together with copies of the financial statements referred to in Section 4.04(a) of the Credit Agreement (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof,
(vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action, (viii) makes the representation and warranty contained in Section 9.18 of the Credit Agreement[, and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

             4.   The Effective Date for this Assignment and
Acceptance shall be           , 19   (the "Effective Date").
Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and to the Borrower for execution by the Borrower.

             5. Upon such execution and acceptance by the Agent, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Sections
8.03, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

             6. Upon such execution and acceptance by the Agent, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

             7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.


         [NAME OF ASSIGNOR]


         By:
            Title:


         [NAME OF ASSIGNEE]


         By:
            Title:


         Lending Office:
         [Address]


         WACHOVIA BANK, N.A.,
         As Agent

         By:
            Title:

         [TRION, INC.  (SEAL)


         By:
             Title:]



                                      EXHIBIT E


                       NOTICE OF BORROWING


                                        , 199


Wachovia Bank, N.A., as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention:  Syndications Group

     Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of March 19, 1999 by and among Trion, Inc., the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Agent.

Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit
Agreement.

     This Notice of Borrowing is delivered to you pursuant to
Section 2.02 of the Credit Agreement.

     The Borrower hereby requests a [Revolver Loan] consisting of a [Euro-Dollar Borrowing] [Base Rate Borrowing] in the aggregate
principal amount of $            to be made on               ,
199 , and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans]. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months] [30 days].

     The Borrower hereby requests [the initial Term Loan] [a Term Loan Refunding Loan] consisting of a [Euro-Dollar Borrowing] [Base Rate Borrowing] in the aggregate principal amount of $
     to be made on               , 199  , and for interest to
accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans]. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months] [30 days].

     [For the initial Borrowing only: The Borrower hereby agrees in favor of the Agent and the Banks that the Prior Credit Agreement is terminated and of no force or effect (except for provisions of the Prior Credit Agreement which by their express terms survive the termination of the Credit Agreement).]
     The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this
day of            , 199   .


                              TRION, INC.



                              By:
                                 Title:



                                                     EXHIBIT F


                      COMPLIANCE CERTIFICATE

             Reference is made to the Credit Agreement dated as of March 19, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Trion, Inc., the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

             Pursuant to Section 5.01(c) of the Credit Agreement,
____________________, the duly authorized                      of
Trion, Inc., hereby (i) certifies to the Agent and the Banks that the information contained in the Compliance Check List attached
hereto is true, accurate and complete as of               ,     ,
and that no Default is in existence on and as of the date hereof and (ii) restates and reaffirms that the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof as though restated on and as of this date.


                                 TRION, INC.



                                 By:
                                    Title:




                      COMPLIANCE CHECK LIST
                           TRION, INC.


                                    ,

1.       Loans and Advances (Section 5.16)

         Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except as permitted by
         Section 5.17 and except: (i) loans or advances to employees
         (A) for travel expenses incurred in the ordinary course of business, and (B) in addition to loans or advances under the immediately preceding clause (A), not exceeding $100,000 in the aggregate principal amount outstanding at any time made in the ordinary course of business and consistent with practices existing on March 19, 1999; (ii) deposits required by government agencies or public utilities; (iii) loans or advances from the Borrower to any Guarantor or from any Guarantor to any other Guarantor; (iv) accounts receivable outstanding in the ordinary course of business owed to the Borrower for the sale of its inventory, and (v) solely after compliance with Section 5.24 with respect to each Foreign Significant Subsidiary to which loans or advances shall be made, loans or advances from the Borrower to Foreign Significant Subsidiaries which are not Guarantors in the aggregate outstanding at any time not exceeding 10% of the Borrower's Consolidated Net Worth; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, the Borrower will be in full compliance with all the provisions of this Agreement.

         (a) To Employees                            $

             Limitation                              $100,00

         (b) To Foreign Significant
             Subsidiaries                            $

             Limitation (10% of Consolidated
             Net Worth)                              $

2.  Negative Pledge (Section 5.18)

         Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except: [ . . .]; Provided Liens permitted by the foregoing paragraphs (b), (c), (d) and
         (g) shall at no time secure Debt in an aggregate amount greater than 10% of Consolidated Net Worth.

         None of the Borrower's or any Consolidated Subsidiary's property is subject to any Lien securing Debt which is permitted by paragraphs (b), (c), (d) and (g) of Section
         5.18, except for:

         Description of Lien and Property              Amount of Debt
         subject to same                               Secured

         a.  ___________________________              $_____________

         b.  ___________________________              $_____________

         c.  ___________________________              $_____________

         d.  ___________________________              $_____________


                                           Total       $

         Limitation (10% of Consolidated Net Worth)   $_____________

3. Fixed Charge Coverage Ratio (Section 5.19)

         At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 1999, the Fixed Charge Coverage
         Ratio for the Fiscal Quarter shall be greater than the following amounts at the following times:

         Fiscal Quarter Ending                  Ratio

         March 31, 1999                              1.5 to 1.0
         June 30, 1999                          1.75 to 1.0
         For each Fiscal Quarter thereafter          2.0 to 1.0

         The Fixed Charge Coverage Ratio shall be calculated as follows: (a) for the three Fiscal Quarters immediately following the Closing Date, (i) for the first Fiscal Quarter thereafter times 4; (ii) for the first and second Fiscal Quarters thereafter times 2; and (iii) for the first, second and third Fiscal Quarters thereafter times 1.3333; and (b) for all other Fiscal Quarters thereafter, for the Fiscal Quarter then ending and the immediately preceding 3 fiscal quarters.


         (a) EBILT                         Schedule - 1  $

         (b)  Consolidated Fixed Charges   Schedule - 1  $

         Actual Ratio of (a) to (b)

         Minimum Ratio (see table above)

4.       Ratio of Consolidated Funded Debt to Consolidated Total
         Capital (Section 5.20)

         The ratio of Consolidated Funded Debt to Consolidated Total Capital will not at any time exceed 0.40 to 1.00.

         (a) Consolidated Funded Debt      Schedule - 2   $

         (b) Consolidated Total Capital                   $

         Actual Ratio of (a) to (b)

         Maximum Ratio                               0.40 to 1.0

5.       Ratio of Consolidated Funded Debt to Consolidated Cash Flow
         (Section 5.21)

          The ratio of Consolidated Funded Debt to Consolidated Cash Flow shall not exceed the following amounts at the following times:

         Fiscal Quarter Ending                  Ratio

         March 31, 1999                              3.5 to 1.0
         June 30, 1999                          3.25 to 1.0
         For each Fiscal Quarter thereafter          3.0 to 1.0

         For the purposes of this Section 5.21, Consolidated Cash Flow shall be calculated as follows: (a) for the three Fiscal Quarters immediately following the Closing Date, (i) for the first Fiscal Quarter thereafter times 4; (ii) for the first and second Fiscal Quarters thereafter times 2; and (iii) for the first, second and third Fiscal Quarters thereafter times 1.3333; and (b) for all other Fiscal Quarters thereafter, for the Fiscal Quarter then ending and the immediately preceding 3 fiscal quarters.

         (a)  Consolidated Funded Debt    Schedule - 2    $

         (b)  Consolidated Cash Flow     Schedule - 3     $

         Maximum Ratio      (see table above)





                      COMPLIANCE CHECK LIST
                           TRION, INC.



                                    ,

6.       Minimum Consolidated Net Worth (Section 5.22)

         Consolidated Net Worth will at no time be less than $20,000,000 plus the sum of (i) 50% of the cumulative Consolidated Net Income of the Borrower and its Consolidated Subsidiaries during any period after September 30, 1997 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Consolidated Net Income for purposes of this clause (i), any quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative, plus (ii) 100% of the cumulative proceeds of from the sale of any Capital Stock received during any period after the Closing Date, plus (iii) 100% of the amount of any Capital Stock issued in exchange for the cancellation or conversion of Debt after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

         (a) $20,000,000

         (b) 50% of positive Consolidated
             Net Income after Closing Date           $__________

         (c) 100% of cumulative proceeds
             of Capital Stock after Closing Date     $__________

         (d) 100% of Capital Stock issued in
             exchange for Debt after the
             Closing Date                            $__________

             Actual Consolidated Net Worth           $__________

             Required Consolidated Net
             Worth (sum of (a) plus (b) plus (c)
             less (d)                                $__________



                                                     Schedule - 1


EBILT


(a) Consolidated Net Income for:
             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

         Total                                            $

(b) Income taxes for:

             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

         Total                                            $

(c) Consolidated Interest Expense for:
             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

         Total                                            $




(d) Operating Leases and Rentals for:
             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

         Total                                            $


         Total EBILT                                      $


CONSOLIDATED FIXED CHARGES

sum of (c) plus (d)                                  $





                                                     Schedule - 2


CONSOLIDATED FUNDED DEBT

                                           INTEREST
                                             RATE    MATURITY  TOTAL

Indebtedness for Borrowed Money
                                                          $

                                                          $

                                                          $

                                                          $

                                                          $

             Total                                     $

Capital Leases
                                                          $

                                                          $

                                                          $

                                                          $

             Total                                             $


Guarantees
                                                          $

                                                          $

             Total                                             $


             Total Consolidated Funded Debt                    $



                                                     Schedule - 3

CONSOLIDATED CASH FLOW

Consolidated Net Income for:
             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

         Total                                            $

Depreciation for:
             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

         Total                                            $

Amortization for:
             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

         Total                                            $

Other non-cash charges for:
             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

             quarter     -                                     $

         Total                                            $

         Total Consolidated Cash Flow                     $__________


                                                        EXHIBIT G


                           TRION, INC.

                       CLOSING CERTIFICATE


         Reference is made to the Credit Agreement (the "Credit
Agreement") dated as of March 19, 1999, among Trion, Inc., the
Banks listed therein, and Wachovia Bank, N.A., as Agent.
Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 3.01(e) of the Credit Agreement,
                    , the duly authorized                      of
Trion, Inc. hereby certifies to the Agent and the Banks that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof.

         Certified as of this 19th day of March, 1999.



                                      By:
                                         Printed Name:
                                         Title:



                                                         EXHIBIT H

                            March 19, 1999




Wachovia Bank, N.A.
191 Peachtree Street, N.E.
Atlanta, GA 30303-1757
Facsimile: 404-332-4005
Telephone: 404-332-6454
Attention: Syndications Group

          Re: Proposed credit facilities in the amount of $5,000,000 (the "Proposed Credit Facilities") to be entered into pursuant to Credit Agreement dated as of March 19, 1999 among Trion, Inc., a Pennsylvania corporation, the Banks listed therein and Wachovia Bank, N.A., as Agent, in substantially the form of the draft thereof dated March 19, 1999 (the "Draft Credit Agreement"; capitalized terms which are used but not defined herein have the meanings given them in the Draft Credit Agreement)

Gentlemen:

          It is anticipated that the Proposed Credit Facilities will close on or about March 19, 1999, and that the only Banks will be Wachovia Bank, N.A. and First Union National Bank (collectively, the "Proposed Banks"). Section 2.02 of the Proposed Credit Agreement generally requires that Notices of Borrowing be given at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing. The Borrower would like to have the opportunity to obtain Euro-Dollar Borrowings on the Closing Date for the initial Revolver Loan advance, but could of course not comply with such notice provisions with respect thereto.

          The Borrower hereby requests that the Agent and the Proposed Banks, on a one-time basis only, waive the aforesaid notice provisions, and permit the Borrower to obtain Euro-Dollar Borrowings on the Closing Date in such amounts, and for such Interest Periods, as have been agreed to by the Borrower and the Agent and notified to the Proposed Banks (the "Agreed Initial Closing Date Euro-Dollar Borrowings") by March 19, 1999 (the "Proposed Closing Date"), and in consideration thereof, and for other good and valuable consideration, the receipt of which hereby is acknowledged, to pay to and indemnify and hold harmless each of the Proposed Banks with respect to such amount or amounts as shall compensate the Proposed Banks for any loss, cost or expense incurred by the Proposed Banks as a result of any failure of (i) the Proposed Credit Facilities to close, or (ii) the Borrower to borrow any of the Agreed Initial Closing Date Euro-Dollar Rate Borrowings on the Proposed Closing Date.

          This indemnification letter is executed and delivered to Wachovia Bank, N.A. as proposed Agent under the Proposed Credit Facilities, but for the benefit of the Proposed Banks, and the Proposed Banks shall be entitled to rely on and directly enforce the terms and provisions hereof.

                              Sincerely,

                              TRION, INC.



                              By:
                                 Title:



                                                  EXHIBIT I


              Form of Collateral Disclosure Certificate

           [to be completed by each borrower and guarantor]

     THIS COLLATERAL DISCLOSURE CERTIFICATE is provided this _____
day of                                   , by
                            , a corporation organized under the laws
of the State of                                    (the "Obligor"),
to WACHOVIA BANK, N.A., as agent (the "Agent") for itself and other lenders (the "Banks") party to the Credit Agreement to be executed and delivered among the Obligor, the Agent and such Banks (the "Credit Agreement").

     The Obligor agrees that the SCHEDULES [the form of which should be duplicated as necessary to include all information requested] attached to this Certificate are part of this Certificate and that this Certificate shall be included in the definition of the "Loan Documents" contained in the Credit Agreement. The Obligor represents and warrants to the Agent and the Banks that the information contained in this Certificate is true and accurate as of the date hereof. This representation and warranty shall survive the closing of, and any loan made under, the Credit Agreement.

     WITNESS the signature and seal of the Obligor as of the date first written above.





                         By:
                         Title:



          SCHEDULE 1 TO COLLATERAL DISCLOSURE CERTIFICATE

                         Real Estate Owned

     The following identifies all real estate and certain documentation relating thereto (copies of which are attached hereto) owned by the
Obligor:

1.   Street Address (or, if none, other common description):




     Environmental Audits, Reports, and Notifications:


          SCHEDULE 2 TO COLLATERAL DISCLOSURE CERTIFICATE

                         Real Estate Leased

     The following describes all leases (including, without limitation, subleases) of real property (copies of which are attached hereto) to which the Obligor is a party or under which it has any rights:

1.   Street Name (or, if none, other common description):




     Record Owner (and, if different, name of Obligor's landlord):






          SCHEDULE 3 TO COLLATERAL DISCLOSURE CERTIFICATE

                    Personal Property Locations

     The following describes each location (street address, city or town, county, and state) where the Obligor owns, stores or leases any personal property (including, without limitation, inventory, equipment and books and records):


1.   Type of personal property at location:



     Street Address:
     City or Town:
     County:
     State:







          SCHEDULE 4 TO COLLATERAL DISCLOSURE CERTIFICATE

                              Places of Business

     A.   The following describes each present place of business of the
Obligor:

1.   Street Address:
     City or Town:
     County:
     State:

     Business activity at location:













     B.   The following describes each past place of business of the
Obligor:

1.   Street Address:
     City or Town:
     County:
     State:

     Business activity at location:



          SCHEDULE 5 TO COLLATERAL DISCLOSURE CERTIFICATE

             Location of Books and Records relating to
                                Accounts and Receivables

     The following are the only places where the Obligor's records relating to accounts receivable are located:

1.   Street Address:
     City or Town:
     County:
     State:


     Name of person in possession
     of records if other than
     the Obligor:




          SCHEDULE 6 TO COLLATERAL DISCLOSURE CERTIFICATE

        Location of Chief Executive Office; Mailing Address

     A. The following is the location of the Obligor's chief executive office:

     Street Address:
     City or Town:
     County:
     State:

     B. The following is the mailing address of the Obligor to be inserted on financing statements covering the collateral:


     C.   The following is the Obligor's federal identification number:
                                                      .


          SCHEDULE 7 TO COLLATERAL DISCLOSURE CERTIFICATE

                        Governmental Permits

     The following are all material governmental franchises, licenses or permits held by the Obligor (other than permits required for businesses generally) (copies of which are attached hereto):




          SCHEDULE 8 TO COLLATERAL DISCLOSURE CERTIFICATE

                 Bailees, Warehousemen and Others

     The following are each bailee, warehouseman, inventory processor or other third party having possession of any of the Obligor's property (excluding any repairmen and/or common carriers which may have possession of any of the Obligor's property in the ordinary course of the Obligor's business and not, for example, as a lienor) and documents of title relating to such property (copies of which are attached hereto):




          SCHEDULE 9 TO COLLATERAL DISCLOSURE CERTIFICATE

         Patents, Trademarks, Copyrights, Franchise, Etc.

     A. The following are all patents, and all licenses other agreements to use the patents of others, held by the Obligor:

     1.



     B. The following are all trademarks and servicemarks, and all licenses and other agreements to use the trademarks and servicemarks of others, held by the Obligor:

     1.


     C. The following are all copyrights, and all licenses and other agreements to use materials copyrighted by others, held by the Obligor:

     1.



     D. The following are all franchises, distribution agreements, marketing agreements and other similar agreements between the Obligor and others (copies of which are attached hereto):

     1.


          SCHEDULE 10 TO COLLATERAL DISCLOSURE CERTIFICATE

                       Legal and Trade Names

     The following are all past and present legal and trade names of the Obligor:

1.



                                                  EXHIBIT J-1


                 FORM OF BORROWER SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") dated as of March 31, 1999 executed and delivered by TRION, INC., a corporation organized under the laws of Pennsylvania with its principal place of business and chief executive office located in Lee County, at 101 McNeill Road, Sanford, North Carolina, 27330 (the "Borrower"), in favor of WACHOVIA BANK, N.A. with an office located at 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757 (the "Agent"), in its capacity as agent for the "Banks" party to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a Lender as provided therein (the "Banks").

     WHEREAS, the Borrower, the Banks and the Agent have entered into that certain Credit Agreement dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Banks have agreed to extend certain financial accommodations to the Borrower subject to the terms thereof;

     WHEREAS, it is a condition precedent to the Banks' extension of such financial accommodations under the Credit Agreement that the Borrower execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the Borrower hereby agrees with the Agent as follows:

     Section 1. Grant of Security. To secure the prompt and complete payment, observance and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, the Borrower hereby collaterally assigns to the Agent for the benefit of the Banks, and grants to the Agent for the benefit of the Banks a security interest and lien in and upon, the Collateral.

     Section 2. Representations and Warranties. The Borrower represents to the Agent and the Banks as follows:

     (a) Collateral Disclosure Certificate. The information set forth in that certain Collateral Disclosure Certificate executed and delivered by Borrower to the Agent dated on or about even date herewith is true and accurate in all material respects.

     (b) Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. This Agreement, the financial statements and the instruments, agreements and other documents to which the Borrower is a party and which evidence or relate in any way to the Obligations have been duly executed and delivered by the authorized officers of the Borrower and each is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by principles of equity.

     (c) Compliance of Agreement with Laws, etc. The execution, delivery and performance of this Agreement by the Borrower in accordance with its terms, including the granting of the Security Interest, do not and will not, by the passage of time, the giving of notice or otherwise:

          (i) Require any approval by a Governmental Authority or violate any applicable Laws relating to the Borrower, except with respect to any failure to receive such approval or an violation which could not reasonably be expected to have a Material Adverse Effect;

          (ii) Conflict with, result in a breach of or constitute a default under, the articles or certificate of incorporation or bylaws of the Borrower, or any indenture, instrument or other material agreement to which the Borrower is a party or by which it or any of its properties may be bound; or

          (iii) Result in, or require the creation or imposition of, any Lien upon or with respect to any property in which the Borrower now or may hereafter have rights, except the Liens in favor of the Banks and the Agents for the benefit of the Banks granted hereby.

     (d) Liens. None of the Collateral is, as of the date hereof, subject to any Lien except in favor of the Agent and as may be set forth on Schedule 2(d) hereto. No financing statement under the Uniform Commercial Code of any jurisdiction which names the Borrower as debtor or covers any of the Collateral or any other property of the Borrower, or any other notice filed in the public records indicating the existence of a Lien thereon, has been filed and is still effective in any state or other jurisdiction, and the Borrower has not signed any such financing statement or notice or any security agreement authorizing any Person to file any such financing statement or notice.

     (e) Inventory. All Inventory is in good condition, meets in all material respects all standards imposed by any Governmental Authority, or department or division thereof, having regulatory authority over such goods, their use or sale, and (except for inventory for which amounts are reserved in the ordinary course of business and in accordance with GAAP) is currently either usable or salable in the normal course of the Borrower's business.

     (f) Security Interest. It is the intent of the Borrower that this Agreement create a valid and perfected first-priority security interest in the Collateral, securing the payment of the Obligations, subject to any prior inchoate interest granted by law for taxes not yet due and owing.

     (g) Title to Collateral. The Borrower has good, marketable and legal title to the Collateral.

     Section 3.   Continued Priority of Security Interest.

     (a) The Security Interest shall at all times be valid, perfected and of first priority and enforceable against the Borrower and all other Persons, in accordance with the terms of this Agreement, as security for the Obligations.

     (b) The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 3(a) hereof, or to enable the Agent to exercise or enforce its rights on behalf of the Banks hereunder including, without limitation:

          (i) Paying, when due and owing, all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral.

          (ii) Obtaining landlords', mortgagees', mechanics', bailees', warehousemen's or processors' releases, subordinations or waivers with respect to any or all of the Collateral, in form and substance satisfactory to the Agent, for each leased location with respect to which Inventory with a book value greater than $300,000 is located on such location leased by the Borrower, provided that with respect to any leased location held by the Borrower as of the Closing Date for which such releases and waivers are required, the Borrower will not be in default of this clause (ii) unless the Borrower fails to so provide the Agent with such landlord subordinations or waivers on or before April 30, 1999; and

          (iii) Executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, priority or continuation of the Security Interest under the Uniform Commercial Code or other applicable Laws.

     (c) The Agent is hereby authorized to execute and file in all necessary and appropriate jurisdictions (as determined by the Agent) one or more financing or continuation statements (or any other document or instrument referred to in Section 3(b)(iii) above) in the name of the Borrower and, after the Borrower has failed to do so upon request, to sign the Borrower's name thereto. The Borrower authorizes the Agent to file any such financing statement, document or instrument without the signature of the Borrower to the extent permitted by applicable Laws. Further, to the extent permitted by applicable Laws, a carbon, photographic, xerographic or other reproduction of this Agreement or of any Financing Statement is sufficient as a financing statement.

     Section 4.   Covenants Regarding Contracts.

     (a) Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under all Assigned Contracts to the extent set forth therein to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of its rights on behalf of the Banks hereunder shall not release the Borrower from any of its duties or obligations under any of the Assigned Contracts (except to the extent that such exercise prevents the Borrower from satisfying such duties and obligations), and (iii) the Agent shall not have any duties, obligations or liability under any of the Assigned Contracts or duties by reason of this Agreement, nor shall the Agent be obligated to perform any of the duties or obligations of the Borrower thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Borrower or the sufficiency of any performance by any party under any such contract or agreement, or to take any action to collect or enforce any claim for payment assigned hereunder.

     (b)  The Borrower shall at its expense:

          (i) Perform and observe all the terms and provisions of the Assigned Contracts to be performed or observed by it, maintain the Assigned Contracts in full force and effect to the extent of the Borrower's normal business practices, and enforce the Assigned Contracts in accordance with their terms to the extent of the Borrower's normal business practices; and

          (ii) Furnish to the Agent such information and reports regarding the Assigned Contracts as the Agent may reasonably request.

     (c) Unless expressly set forth herein, all contracts and contract rights of the Borrower shall constitute Assigned Contracts and shall constitute part of the Collateral.

     Section 5.   Covenants Regarding Collateral Generally.

     (a) Verification. During the existence of a Default or Event of Default, the Agent shall have the right at any time and from time to time, in the name of such Agent or in the name of the Borrower, to verify the validity, amount or any other matter relating to any receivables by mail, telephone or otherwise, and Agent will give Borrower notice thereof.

     (b) Delivery of Instruments. In the event any of the Collateral becomes evidenced by a promissory note, trade acceptance or any other instrument, the Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent on behalf of the Banks.

     (c) Defense of Title. The Borrower shall at all times be the sole owner of each and every item of Collateral and shall defend, at its sole cost and expense, its title in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

     (d) Maintenance of Collateral. The Borrower shall maintain all physical property that constitutes Collateral in good and workable condition, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

     (e) Location of Office. The Borrower's chief executive office, principal place of business, and its books and records relating to the Collateral will continue to be kept at the address set forth in the Collateral Disclosure Certificate referred to in Section 2(a) hereof, and the Borrower will not change the location of such office and place of business or such books and records without giving the Agent thirty (30) days' prior written notice thereof.

     (f) Location of Collateral. All Inventory, other than Inventory in transit to any such location, will at all times be kept by the Borrower at the locations set forth in the Collateral Disclosure Certificate referred to in Section 2(a) hereof, and shall not, without the thirty (30) days' prior written notice to the Agent, be removed therefrom except in connection with sales thereof in the ordinary course of business or except to another location at which the Agent's security interest therein remains perfected.

     (g) Change of Name, Structure, Etc. Without giving the Agent thirty (30) days' prior written notice, the Borrower will not
          (i) change its name, identity or structure, (ii) conduct business under any trade name or other fictitious name other than those set forth in the Collateral Disclosure Certificate referred to in Section 2(a) hereof.

     (h) Records Relating to Collateral. The Borrower will at all times keep complete and accurate records of Inventory, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost therefor and a current price list for any Inventory, and keep complete and accurate records of all other Collateral.

     (i) Other Information. The Borrower shall furnish to the Agent such other information with respect to the Collateral, including, but not limited to, physical listings of Inventory, as the Agent may reasonably request from time to time.

     (j) Sale of Collateral. Except as permitted under the terms of the Credit Agreement, the Borrower shall not sell, transfer, convey or dispose of any Collateral. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent to any other sale or other disposition of any part or all of the Collateral.

     (k) Collateral Account; Lock Boxes. During the existence of a Default or an Event of Default, the Agent may establish or cause to be established one or more collateral accounts in the name of and under the sole control of the Agent and lock boxes in the name of and under the sole control of the Agent or other similar arrangements for the deposit of proceeds of Accounts, and, in such cases, the Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, collection reports in form and substance satisfactory to the Agent. In connection therewith, the Agent is hereby authorized to endorse drafts and other items of payment with respect to the proceeds of such Accounts.

     Section 6. The Agent Appointed Attorney-in-Fact. The Borrower hereby irrevocably appoints the Agent the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time upon the occurrence and during the continuance of a Default or Event of Default in the Agent's discretion to take any action and to execute any instrument or document which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement and to exercise any rights and remedies the Agent may have under this Agreement or applicable Laws, including, without limitation: (i) to obtain and adjust insurance required to be maintained pursuant to the terms of the Credit Agreement; (ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above; (iv) to sell or assign any Account upon such terms, for such amount and at such time or times as the Agent deems advisable, to settle, adjust, compromise, extend or renew any Account or to discharge and release any Account; and (v) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent on behalf of the Banks with respect to any of the Collateral. The power-of-attorney granted hereby shall be irrevocable and coupled with an interest.

     Section 7. The Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Agent may, without notice to the Borrower, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Borrower.

     Section 8. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Collateral in its possession and the account for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property; it being understood that the Agent shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Borrower and shall be a part of the Obligations.

     Section 9. Remedies. The Agent may take any or all of the following actions upon the occurrence of an Event of Default.

     (a)  Inventory.

          (i) Entry. The Agent may enter upon any premises on which Inventory may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose; without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, other than for actions that were not taken in good faith.

          (ii) Assembly. The Borrower shall, upon request of and without charge to the Agent, assemble the Inventory and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate.

          (iii) Warehousing. The Agent may, at the expense of the Borrower, cause any of the Inventory to be placed in a public or field warehouse, and the Agent shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, other than for actions that were not taken in good faith, or were grossly negligent or constituted willful misconduct.

     (b)  Use of Premises and Patents.  The Agent may:

          (i) without notice, demand or other process, and without payment of any rent or any other charge to the Borrower, enter any of the Borrower's premises and, without breach of the peace, until the Agent completes the enforcement of its rights in the Collateral, take possession of such premises or place custodian in exclusive control thereof, and remain on such premises; and

          (ii) in the exercise of the rights of the Agent under this Agreement, without payment or compensation of any kind, use any and all trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and the like to the extent of the rights of the Borrower therein, and the Borrower hereby grants a license to the Agent of this purpose.

     (c) Payments Directly to Agent. The Agent may at any time and from time to time notify, or request the Borrower to notify, in writing or otherwise, any account debtor or other obligor with respect to any one or more of the Accounts to make payments to the Agent or any agent or designee of the Agent directly, at such address as may be specified by the Agent. If, notwithstanding the giving of any notice, any account debtor or other such obligor shall make payment to the Borrower, the Borrower shall hold all such payments it receives in trust for the Agent, without commingling the same with other funds or property of or held by the Borrower, and shall promptly deliver the same to the Agent or any such agent or designee immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements.

     (d) Rights as a Secured Creditor. The Agent may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other applicable Laws, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at a public or private sale at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as may be permitted by applicable Laws. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent may bid all or any portion of the Obligations at any such sale.

     (e) Waiver of Marshaling. The Borrower hereby waives any right to require any marshaling of assets and any similar right with respect to the Collateral.

     (f) Appointment of Receiver. To the extent permitted by applicable Laws, the Agent shall be entitled to the appointment of a receiver, to take possession of all or any portion of the Collateral and/or the business operations of the Borrower and to exercise such power as the court shall confer upon such receiver.

     (g) Accounts/Assigned Contracts. The Agent shall have the exclusive right to assert, either directly or on behalf of the Borrower, any and all rights and claims the Borrower may have under any Accounts and/or Assigned Contracts as the Agent may deem proper and to receive and collect any and all Accounts and Assigned Contracts and any and all rent, fees, damages, awards and other monies arising thereunder or resulting therefrom and to apply the same on account of any of the Obligations.

     Section 10. Enforcement Costs; Application of Proceeds. The Borrower agrees to pay to the Agent all Enforcement Costs paid or incurred by the Agent. This agreement shall survive the termination of this Agreement and the Lien on the Collateral. All Enforcement Costs, together with interest thereon from the date request for payment thereof is made by the Agent until paid in full at a per annum rate of interest equal at all times to the Default Rate and shall be paid by the Borrower to the Agent whenever demanded by the Agent. Any proceeds of the collection of the Obligations or of the sale or other disposition of the Collateral will be applied by the Agent to the payment of Enforcement Costs, and any balance of such proceeds (if any) will be applied by the Agent to the payment of the remaining Obligations (whether then due or not), at such time or times and in such order and manner of application as the Agent may from time to time in its sole discretion determine. If the sale or other disposition of the Collateral fails to satisfy all of the Obligations, the Borrower shall remain liable to the Agent for any deficiency. Any surplus from the sale or disposition of the Collateral shall be paid to the Borrower or to any other party entitled thereto or shall otherwise be paid over in a manner permitted by law, less all Enforcement Costs related to any such payment.

     Section 11. Rights Cumulative. The rights and remedies of the Agent under this Agreement, the Credit Agreement and each other document or instrument evidencing or securing the Obligations shall be cumulative and not exclusive of any rights or remedies which it would otherwise have, including, but not limited to, those rights afforded by the Uniform Commercial Code and other applicable Laws. In exercising its rights and remedies, the Agent may be selective and no failure or delay by the Agent in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

     Section 12. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 13. Notices. Unless otherwise provided herein, notices shall be made in the manner and subject to the terms regarding receipt thereof as provided for in the Credit Agreement.

     Section 14. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations and termination of the Commitments, (ii) be binding upon the Borrower, its successors and assigns and (iii) inure the benefit of the Agent, and its successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefore.

     Section 15.   Governing Law; Severability.  THIS AGREEMENT SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF GEORGIA. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Laws, but if any provision of this Agreement shall be prohibited by or invalid under applicable Laws, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     Section 16. Litigation/Waivers. THE BORROWER (A) AND THE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY
AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR
THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF NORTH CAROLINA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT
COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, AND
(C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY
JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF
NORTH CAROLINA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT.

     Section 17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

     Section 18. Definitions. As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, certain capitalized terms not defined herein shall have the meaning set forth in the Credit Agreement, and the following terms shall have the following meanings:

     "Account" individually and "Accounts" collectively mean all of the Borrower's right, title and interest in and to all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, documents of title, notes, drafts, instruments, acceptances, chattel paper, and writings evidencing a monetary obligation or a security interest in or a lease of goods relating to the sale of goods or rendering of services; all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit) relating to the sale of goods or rendering of services, or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof relating to the sale of goods or rendering of services; all rights under or arising out of present or future contracts, agreements or general interests in merchandise which gave rise to any or all of the foregoing, including all goods relating to the sale of goods or rendering of services; all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise relating to the sale of goods or rendering of services; all collateral security of any kind (including real property) given by any person with respect to any of the foregoing; all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an any of the foregoing and all cash and non-cash proceeds and products of all such goods; and all proceeds (cash and non-cash) of the foregoing.

     "Assigned Contract" means any contract or agreement relating to Accounts or General Intangibles to which the Borrower is a party or which runs in favor of the Borrower.

     "Collateral" shall mean all of the Borrower's Accounts, Assigned Contracts, General Intangibles, and Inventory, all whether now owned or existing or hereafter acquired or created, together with any and all cash and non-cash proceeds (including, without limitation, insurance proceeds) and products thereof.

     "Enforcement Costs" mean all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Bank in connection with (a) the collection or enforcement of any or all of the Obligations or this Agreement (including, without limitation, attorneys fees incurred prior to the institution of any suit or other proceeding), (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, (c) the monitoring, inspection, administration, processing, servicing of any or all of the Obligations and/or the Collateral, (d) the preparation of this Agreement and the preparation and review of lien and record searches, reports, certificates, appraisals, environmental surveys, and/or other documents or information relating from time to time to the taking, perfection, inspection, preservation, protection and/or release of a Lien on the Collateral, the value of the Collateral, or otherwise relating to the Agent's rights and remedies under this Agreement or with respect to the Collateral, and (e) all filing and/or recording taxes or fees and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     "Financing Statements" mean any and all financing statements executed and delivered by or on behalf of the Borrower in connection with the perfection of the Security Interest, together with any amendments thereto and any continuations thereof.

     "General Intangibles" shall mean all of the Borrower's right, title and interest in and to all general intangibles of every nature, whether presently existing or hereafter acquired or created, including, without limitation, all books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of the Borrower, claims (including without limitation all claims for income tax and other refunds), choses in action, judgments, patents, patent licenses, trademarks, trademark licenses, licensing agreements, rights in intellectual property, goodwill (including all goodwill of the Borrower's business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), franchises, royalty payments, contractual rights, literary rights, copyrights, service names, service marks, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, and all proceeds (cash and non-cash of the foregoing.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Inventory" means all of the Borrower's right, title and interest in and to all now owned and hereafter acquired inventory, goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same and all proceeds, (cash and non-cash) of the foregoing.

     "Laws" mean all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

     "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, financing statement, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, consensual or non-consensual including, without limitation, any conditional sale or other title retention agreement, filed or unfiled tax liens, any lease in the nature of a lien, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

     "Obligations" shall have the meaning set forth in the Credit
Agreement, and includes, without limitation, all Enforcement Costs.

     "Security Interest" means the Lien of the Agent on behalf of the Banks upon, and the collateral assignments to the Agent of, the Collateral effected hereby or pursuant to the terms hereof.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of Georgia, as the same may be amended from time to time. Unless otherwise set forth herein to the contrary, all terms not otherwise defined herein and which are defined in the Uniform Commercial Code are used herein with the meanings ascribed to them in the Uniform Commercial Code.


     IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered under seal by its duly authorized officers as of the day first above written.


                              TRION, INC.


                              By:
                                     Name:
                                     Title:

                                        (CORPORATE SEAL)


                                                  EXHIBIT J-1


      FORM OF DOMESTIC SIGNIFICANT SUBSIDIARY SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") dated as of March 31, 1999 executed and delivered by ENVIRCO CORPORATION, a corporation organized under the laws of New Mexico with its principal place of business and chief executive office located in Lee County, at 101 McNeill Road, Sanford, North Carolina, 27330 (the "Guarantor"), in favor of WACHOVIA BANK, N.A. with an office located at 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757 (the "Agent"), in its capacity as agent for the "Banks" party to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a Lender as provided therein (the "Banks").

     WHEREAS, TRION, INC., a corporation organized under the laws of Pennsylvania (the "Borrower"), the Banks and the Agent have entered into that certain Credit Agreement dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Banks have agreed to extend certain financial accommodations to the Borrower subject to the terms thereof;

     WHEREAS, the Guarantor has executed and delivered to the Agent its Guaranty dated as of even date herewith whereby the Guarantor has guaranteed the Guaranteed Obligations as set forth in such Guaranty (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Guaranty");

     WHEREAS, it is a condition precedent to the Banks' extension of such financial accommodations under the Credit Agreement that the Guarantor execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby agrees with the Agent as follows:

     Section 19. Grant of Security. To secure the prompt and complete payment, observance and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Guaranteed Obligations (as defined in the Guaranty), the Guarantor hereby collaterally assigns to the Agent for the benefit of the Banks, and grants to the Agent for the benefit of the Banks a security interest and lien in and upon, the Collateral.

     Section 20. Representations and Warranties. The Guarantor represents to the Agent and the Banks as follows:

     (a) Collateral Disclosure Certificate. The information set forth in that certain Collateral Disclosure Certificate executed and delivered by Guarantor to the Agent dated on or about even date herewith is true and accurate in all material respects.

     (b) Authorization. The Guarantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. This Agreement, the financial statements and the instruments, agreements and other documents to which the Guarantor is a party and which evidence or relate in any way to the Guaranteed Obligations have been duly executed and delivered by the authorized officers of the Guarantor and each is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by principles of equity.

     (c) Compliance of Agreement with Laws, etc. The execution, delivery and performance of this Agreement by the Guarantor in accordance with its terms, including the granting of the Security Interest, do not and will not, by the passage of time, the giving of notice or otherwise:

          (i) Require any approval by a Governmental Authority or violate any applicable Laws relating to the Guarantor, except with respect to any failure to receive such approval or an violation which could not reasonably be expected to have a Material Adverse Effect;

          (ii) Conflict with, result in a breach of or constitute a default under, the articles or certificate of incorporation or bylaws of the Guarantor, or any indenture, instrument or other material agreement to which the Guarantor is a party or by which it or any of its properties may be bound; or

          (iii) Result in, or require the creation or imposition of, any Lien upon or with respect to any property in which the Guarantor now or may hereafter have rights, except the Liens in favor of the Banks and the Agents for the benefit of the Banks granted hereby.

     (d) Liens. None of the Collateral is, as of the date hereof, subject to any Lien except in favor of the Agent and as may be set forth on Schedule 2(d) hereto. No financing statement under the Uniform Commercial Code of any jurisdiction which names the Guarantor as debtor or covers any of the Collateral or any other property of the Guarantor, or any other notice filed in the public records indicating the existence of a Lien thereon, has been filed and is still effective in any state or other jurisdiction, and the Guarantor has not signed any such financing statement or notice or any security agreement authorizing any Person to file any such financing statement or notice.

     (e) Inventory. All Inventory is in good condition, meets in all material respects all standards imposed by any Governmental Authority, or department or division thereof, having regulatory authority over such goods, their use or sale, and (except for inventory for which amounts are reserved in the ordinary course of business and in accordance with GAAP) is currently either usable or salable in the normal course of the Guarantor's business.

     (f) Security Interest. It is the intent of the Guarantor that this Agreement create a valid and perfected first-priority security interest in the Collateral, securing the payment of the Guaranteed Obligations, subject to any prior inchoate interest granted by law for taxes not yet due and owing.

     (g) Title to Collateral. The Guarantor has good, marketable and legal title to the Collateral.

     Section 21.   Continued Priority of Security Interest.

     (a) The Security Interest shall at all times be valid, perfected and of first priority and enforceable against the Guarantor and all other Persons, in accordance with the terms of this Agreement, as security for the Guaranteed Obligations.

     (b) The Guarantor shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 3(a) hereof, or to enable the Agent to exercise or enforce its rights on behalf of the Banks hereunder including, without limitation:

          (i) Paying, when due and owing, all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral.

          (ii) Obtaining landlords', mortgagees', mechanics', bailees', warehousemen's or processors' releases, subordinations or waivers with respect to any or all of the Collateral, in form and substance satisfactory to the Agent, for each leased location with respect to which Inventory with a book value greater than $300,000 is located on such location leased by the Guarantor, provided that with respect to any leased location held by the Guarantor as of the Closing Date for which such releases and waivers are required, the Guarantor will not be in default of this clause (ii) unless the Guarantor fails to so provide the Agent with such landlord subordinations or waivers on or before April 30, 1999; and

          (iii) Executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, priority or continuation of the Security Interest under the Uniform Commercial Code or other applicable Laws.

     (c) The Agent is hereby authorized to execute and file in all necessary and appropriate jurisdictions (as determined by the Agent) one or more financing or continuation statements (or any other document or instrument referred to in Section 3(b)(iii) above) in the name of the Guarantor and, after the Guarantor has failed to do so upon request, to sign the Guarantor's name thereto. The Guarantor authorizes the Agent to file any such financing statement, document or instrument without the signature of the Guarantor to the extent permitted by applicable Laws. Further, to the extent permitted by applicable Laws, a carbon, photographic, xerographic or other reproduction of this Agreement or of any Financing Statement is sufficient as a financing statement.

     Section 22.   Covenants Regarding Contracts.

     (a) Anything herein to the contrary notwithstanding, (i) the Guarantor shall remain liable under all Assigned Contracts to the extent set forth therein to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of its rights on behalf of the Banks hereunder shall not release the Guarantor from any of its duties or obligations under any of the Assigned Contracts (except to the extent that such exercise prevents the Guarantor from satisfying such duties and obligations), and (iii) the Agent shall not have any duties, obligations or liability under any of the Assigned Contracts or duties by reason of this Agreement, nor shall the Agent be obligated to perform any of the duties or obligations of the Guarantor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Guarantor or the sufficiency of any performance by any party under any such contract or agreement, or to take any action to collect or enforce any claim for payment assigned hereunder.

     (b)  The Guarantor shall at its expense:

          (i) Perform and observe all the terms and provisions of the Assigned Contracts to be performed or observed by it, maintain the Assigned Contracts in full force and effect to the extent of the Guarantor's normal business practices, and enforce the Assigned Contracts in accordance with their terms to the extent of the Guarantor's normal business practices; and

          (ii) Furnish to the Agent such information and reports regarding the Assigned Contracts as the Agent may reasonably request.

     (c) Unless expressly set forth herein, all contracts and contract rights of the Guarantor shall constitute Assigned Contracts and shall constitute part of the Collateral.

     Section 23.   Covenants Regarding Collateral Generally.

     (a) Verification. During the existence of a Default or Event of Default, the Agent shall have the right at any time and from time to time, in the name of such Agent or in the name of the Guarantor, to verify the validity, amount or any other matter relating to any receivables by mail, telephone or otherwise, and Agent will give Guarantor notice thereof.

     (b) Delivery of Instruments. In the event any of the Collateral becomes evidenced by a promissory note, trade acceptance or any other instrument, the Guarantor will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent on behalf of the Banks.

     (c) Defense of Title. The Guarantor shall at all times be the sole owner of each and every item of Collateral and shall defend, at its sole cost and expense, its title in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

     (d) Maintenance of Collateral. The Guarantor shall maintain all physical property that constitutes Collateral in good and workable condition, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

     (e) Location of Office. The Guarantor's chief executive office, principal place of business, and its books and records relating to the Collateral will continue to be kept at the address set forth in the Collateral Disclosure Certificate referred to in Section 2(a) hereof, and the Guarantor will not change the location of such office and place of business or such books and records without giving the Agent thirty
          (30) days' prior written notice thereof.

     (f) Location of Collateral. All Inventory, other than Inventory in transit to any such location, will at all times be kept by the Guarantor at the locations set forth in the Collateral Disclosure Certificate referred to in Section 2(a) hereof, and shall not, without the thirty (30) days' prior written notice to the Agent, be removed therefrom except in connection with sales thereof in the ordinary course of business or except to another location at which the Agent's security interest therein remains perfected.

     (g) Change of Name, Structure, Etc. Without giving the Agent thirty (30) days' prior written notice, the Guarantor will not (i) change its name, identity or structure, (ii) conduct business under any trade name or other fictitious name other than those set forth in the Collateral Disclosure Certificate referred to in Section 2(a) hereof.

     (h) Records Relating to Collateral. The Guarantor will at all times keep complete and accurate records of Inventory, itemizing and describing the kind, type and quantity of Inventory and the Guarantor's cost therefor and a current price list for any Inventory, and keep complete and accurate records of all other Collateral.

     (i) Other Information. The Guarantor shall furnish to the Agent such other information with respect to the Collateral, including, but not limited to, physical listings of Inventory, as the Agent may reasonably request from time to time.

     (j) Sale of Collateral. Except as permitted under the terms of the Credit Agreement, the Guarantor shall not sell, transfer, convey or dispose of any Collateral. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent to any other sale or other disposition of any part or all of the Collateral.

     (k) Collateral Account; Lock Boxes. During the existence of a Default or an Event of Default, the Agent may establish or cause to be established one or more collateral accounts in the name of and under the sole control of the Agent and lock boxes in the name of and under the sole control of the Agent or other similar arrangements for the deposit of proceeds of Accounts, and, in such cases, the Guarantor shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, collection reports in form and substance satisfactory to the Agent. In connection therewith, the Agent is hereby authorized to endorse drafts and other items of payment with respect to the proceeds of such Accounts.

     Section 24. The Agent Appointed Attorney-in-Fact. The Guarantor hereby irrevocably appoints the Agent the Guarantor's attorney-in-fact, with full authority in the place and stead of the Guarantor and in the name of the Guarantor or otherwise, from time to time upon the occurrence and during the continuance of a Default or Event of Default in the Agent's discretion to take any action and to execute any instrument or document which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement and to exercise any rights and remedies the Agent may have under this Agreement or applicable Laws, including, without limitation: (i) to obtain and adjust insurance required to be maintained pursuant to the terms of the Credit Agreement; (ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral including any Account;
(iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above; (iv) to sell or assign any Account upon such terms, for such amount and at such time or times as the Agent deems advisable, to settle, adjust, compromise, extend or renew any Account or to discharge and release any Account; and (v) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent on behalf of the Banks with respect to any of the Collateral. The power-of-attorney granted hereby shall be irrevocable and coupled with an interest.

     Section 25. The Agent May Perform. If the Guarantor fails to perform any agreement contained herein, the Agent may, without notice to the Guarantor, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Guarantor.

     Section 26. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Collateral in its possession and the account for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property; it being understood that the Agent shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Guarantor and shall be a part of the Guaranteed Obligations.

     Section 27. Remedies. The Agent may take any or all of the following actions upon the occurrence of an Event of Default.

     (a)  Inventory.

          (i) Entry. The Agent may enter upon any premises on which Inventory may be located and, without resistance or interference by the Guarantor, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose; without being liable to the Guarantor on account of any loss, damage or depreciation that may occur as a result thereof, other than for actions that were not taken in good faith.

          (ii) Assembly. The Guarantor shall, upon request of and without charge to the Agent, assemble the Inventory and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate.

          (iii) Warehousing. The Agent may, at the expense of the Guarantor, cause any of the Inventory to be placed in a public or field warehouse, and the Agent shall not be liable to the Guarantor on account of any loss, damage or depreciation that may occur as a result thereof, other than for actions that were not taken in good faith, or were grossly negligent or constituted willful misconduct.

     (b)  Use of Premises and Patents.  The Agent may:

          (i) without notice, demand or other process, and without payment of any rent or any other charge to the Guarantor, enter any of the Guarantor's premises and, without breach of the peace, until the Agent completes the enforcement of its rights in the Collateral, take possession of such premises or place custodian in exclusive control thereof and remain on such premises; and

          (ii) in the exercise of the rights of the Agent under this Agreement, without payment or compensation of any kind, use any and all trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and the like to the extent of the rights of the Guarantor therein, and the Guarantor hereby grants a license to the Agent of this purpose.

     (c) Payments Directly to Agent. The Agent may at any time and from time to time notify, or request the Guarantor to notify, in writing or otherwise, any account debtor or other obligor with respect to any one or more of the Accounts to make payments to the Agent or any agent or designee of the Agent directly, at such address as may be specified by the Agent. If, notwithstanding the giving of any notice, any account debtor or other such obligor shall make payment to the Guarantor, the Guarantor shall hold all such payments it receives in trust for the Agent, without commingling the same with other funds or property of or held by the Guarantor, and shall promptly deliver the same to the Agent or any such agent or designee immediately upon receipt by the Guarantor in the identical form received, together with any necessary endorsements.

     (d) Rights as a Secured Creditor. The Agent may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other applicable Laws, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at a public or private sale at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as may be permitted by applicable Laws. The Guarantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Guarantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent may bid all or any portion of the Guaranteed Obligations at any such sale.

     (e) Waiver of Marshaling. The Guarantor hereby waives any right to require any marshaling of assets and any similar right with respect to the Collateral.

     (f) Appointment of Receiver. To the extent permitted by applicable Laws, the Agent shall be entitled to the appointment of a receiver, to take possession of all or any portion of the Collateral and/or the business operations of the Guarantor and to exercise such power as the court shall confer upon such receiver.

     (g) Accounts/Assigned Contracts. The Agent shall have the exclusive right to assert, either directly or on behalf of the Guarantor, any and all rights and claims the Guarantor may have under any Accounts and/or Assigned Contracts as the Agent may deem proper and to receive and collect any and all Accounts and Assigned Contracts and any and all rent, fees, damages, awards and other monies arising thereunder or resulting therefrom and to apply the same on account of any of the Guaranteed Obligations.

     Section 28. Enforcement Costs; Application of Proceeds. The Guarantor agrees to pay to the Agent all Enforcement Costs paid or incurred by the Agent. This agreement shall survive the termination of this Agreement and the Lien on the Collateral. All Enforcement Costs, together with interest thereon from the date request for payment thereof is made by the Agent until paid in full at a per annum rate of interest equal at all times to the Default Rate and shall be paid by the Guarantor to the Agent whenever demanded by the Agent. Any proceeds of the collection of the Guaranteed Obligations or of the sale or other disposition of the Collateral will be applied by the Agent to the payment of Enforcement Costs, and any balance of such proceeds (if any) will be applied by the Agent to the payment of the remaining Guaranteed Obligations (whether then due or not), at such time or times and in such order and manner of application as the Agent may from time to time in its sole discretion determine. If the sale or other disposition of the Collateral fails to satisfy all of the Guaranteed Obligations, the Guarantor shall remain liable to the Agent for any deficiency. Any surplus from the sale or disposition of the Collateral shall be paid to the Guarantor or to any other party entitled thereto or shall otherwise be paid over in a manner permitted by law, less all Enforcement Costs related to any such payment.

     Section 29. Rights Cumulative. The rights and remedies of the Agent under this Agreement, the Credit Agreement and each other document or instrument evidencing or securing the Guaranteed Obligations shall be cumulative and not exclusive of any rights or remedies which it would otherwise have, including, but not limited to, those rights afforded by the Uniform Commercial Code and other applicable Laws. In exercising its rights and remedies, the Agent may be selective and no failure or delay by the Agent in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

     Section 30. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 31. Notices. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to the Guarantor, C/O the Borrower at its address at 101 McNeill Road, Sanford, North Carolina, 27330
Attention: Cal Monsma, Telecopier number: 919-774-8771, Confirmation number: 919-775-2201; if to the Agent, as set forth in Section 9.01 of the Credit Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications to the Guarantor shall be effective as set forth in Section 9.01 of the Credit Agreement.

     Section 32. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until indefeasible payment in full of the Guaranteed Obligations and termination of the Commitments, (ii) be binding upon the Guarantor, its successors and assigns and (iii) inure the benefit of the Agent, and its successors and assigns. The Guarantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefore.

     Section 33.   Governing Law; Severability.  THIS AGREEMENT SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF GEORGIA. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Laws, but if any provision of this Agreement shall be prohibited by or invalid under applicable Laws, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     Section 34. Litigation/Waivers. THE GUARANTOR (A) AND THE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY
AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR
THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF NORTH CAROLINA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, AND
(C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY
JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF
NORTH CAROLINA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT.

     Section 35. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

     Section 36. Definitions. As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, certain capitalized terms not defined herein shall have the meaning set forth in the Credit Agreement, and the following terms shall have the following meanings:

     "Account" individually and "Accounts" collectively mean all of the Guarantor's right, title and interest in and to all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, documents of title, notes, drafts, instruments, acceptances, chattel paper, and writings evidencing a monetary obligation or a security interest in or a lease of goods relating to the sale of goods or rendering of services; all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit) relating to the sale of goods or rendering of services, or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof relating to the sale of goods or rendering of services; all rights under or arising out of present or future contracts, agreements or general interests in merchandise which gave rise to any or all of the foregoing, including all goods relating to the sale of goods or rendering of services; all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise relating to the sale of goods or rendering of services; all collateral security of any kind (including real property) given by any person with respect to any of the foregoing; all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an any of the foregoing and all cash and non-cash proceeds and products of all such goods; and all proceeds (cash and non-cash) of the foregoing.

     "Assigned Contract" means any contract or agreement relating to Accounts or General Intangibles to which the Guarantor is a party or which runs in favor of the Guarantor.

     "Collateral" shall mean all of the Guarantor's Accounts, Assigned Contracts, General Intangibles, and Inventory, all whether now owned or existing or hereafter acquired or created, together with any and all cash and non-cash proceeds (including, without limitation, insurance proceeds) and products thereof.

     "Enforcement Costs" mean all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Bank in connection with (a) the collection or enforcement of any or all of the Guaranteed Obligations or this Agreement (including, without limitation, attorneys fees incurred prior to the institution of any suit or other proceeding), (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, (c) the monitoring, inspection, administration, processing, servicing of any or all of the Guaranteed Obligations and/or the Collateral, (d) the preparation of this Agreement and the preparation and review of lien and record searches, reports, certificates, appraisals, environmental surveys, and/or other documents or information relating from time to time to the taking, perfection, inspection, preservation, protection and/or release of a Lien on the Collateral, the value of the Collateral, or otherwise relating to the Agent's rights and remedies under this Agreement or with respect to the Collateral, and (e) all filing and/or recording taxes or fees and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     "Financing Statements" mean any and all financing statements executed and delivered by or on behalf of the Guarantor in connection with the perfection of the Security Interest, together with any amendments thereto and any continuations thereof.

     "General Intangibles" shall mean all of the Guarantor's right, title and interest in and to all general intangibles of every nature, whether presently existing or hereafter acquired or created, including, without limitation, all books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of the Guarantor, claims (including without limitation all claims for income tax and other refunds), choses in action, judgments, patents, patent licenses, trademarks, trademark licenses, licensing agreements, rights in intellectual property, goodwill (including all goodwill of the Guarantor's business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), franchises, royalty payments, contractual rights, literary rights, copyrights, service names, service marks, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, and all proceeds (cash and non-cash of the foregoing.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranteed Obligations" shall have the meaning set forth in the Guaranty, and includes without limitation, all Enforcement Costs.

     "Inventory" means all of the Guarantor's right, title and interest in and to all now owned and hereafter acquired inventory, goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Guarantor's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same and all proceeds, (cash and non-cash) of the foregoing.

     "Laws" mean all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

     "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, financing statement, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, consensual or non-consensual including, without limitation, any conditional sale or other title retention agreement, filed or unfiled tax liens, any lease in the nature of a lien, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

     "Security Interest" means the Lien of the Agent on behalf of the Banks upon, and the collateral assignments to the Agent of, the Collateral effected hereby or pursuant to the terms hereof.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of Georgia, as the same may be amended from time to time. Unless otherwise set forth herein to the contrary, all terms not otherwise defined herein and which are defined in the Uniform Commercial Code are used herein with the meanings ascribed to them in the Uniform Commercial Code.

     IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed and delivered under seal by its duly authorized officers as of the day first above written.


                              ENVIRCO CORPORATION


                              By:
                                     Name:
                                     Title:

                                        (CORPORATE SEAL)




                                                            EXHIBIT K


                  FORM OF BORROWING BASE CERTIFICATE

          Reference is made to the Credit Agreement dated as of March 19, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Trion, Inc., the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

          The duly authorized Chief Financial Officer of Trion, Inc., hereby certifies to the Agent and the Banks that the calculations with respect to the Borrowing Base set forth herein are true, accurate and
complete as of               ,     . , and that no Default is in
existence on and as of the date hereof an

     The amount of the Borrowing Base as of the date hereof is calculated as follows:

          A.   Total Receivables:                      $_____________
               Less Ineligible Receivables:            ($           )
               Equals Eligible Receivables:            $____________
               Multiplied by:                                   0.75
               Equals Receivables Portion
               of Borrowing Base:                      $____________

          B.   Total Inventory:                        $____________
               Less Ineligible Inventory:              ($           )
               Equals Eligible Inventory               $____________
               Multiplied by                                    0.25
               Equals Inventory Portion
               of Borrowing Base:                      $____________

          C.   Eligible Receivables Base:              $____________
               Plus Eligible Inventory Base:           $
               Minus Outstanding Term Loan Balance:
$____________
               Equals Borrowing Base:                  $____________

          D.   Amount of Revolver Loans outstanding
               immediately before this Advance:        $____________
               Plus Revolver Loan requested:           $
               Equals Outstanding principal
               amount of Revolver Loans:
$_____________


                              TRION, INC.



                              By:
                                 Title:


                                                       EXHIBIT L

                      FORM OF GUARANTY AGREEMENT

                               GUARANTY


          THIS GUARANTY (this "Guaranty") is made as of the 8th day of September 1995 , by [insert names of the Guarantor(s)], each a [___________________] corporation (each a "Guarantor", and collectively, the "Guarantors", which terms shall include any Subsidiary of Trion, Inc. which becomes a Guarantor pursuant to Section 15 hereof) in favor of the Agent, for the ratable benefit of the Banks, under the Credit Agreement referred to below;


                         W I T N E S S E T H


          WHEREAS, TRION, INC., a Pennsylvania corporation (the "Borrower"), and WACHOVIA BANK, N.A., as Agent (the "Agent"), and certain other Banks from time to time party thereto have entered into a certain Credit Agreement dated as of even date herewith (as it may be amended or modified further from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Borrower which will the benefit the Guarantors;

          WHEREAS, it is required by Section 3.01(g) of the Credit Agreement, that the Guarantors execute and deliver this Guaranty whereby the Guarantors shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, the Notes and the other Loan Documents; and

          WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors, whether directly or indirectly, and in order to induce the Banks and the Agent to enter into the Credit Agreement, the Guarantors are willing to guarantee the obligations of the Borrower under the Credit Agreement, the Notes, and the other Loan Documents;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Definitions.  Terms defined in the Credit
Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

          SECTION 2. Representations and Warranties. The Guarantors incorporate herein by reference as fully as if set forth herein all of the representations and warranties pertaining to and by their terms applicable to the Guarantors contained in Article IV of the Credit Agreement (which representations and warranties shall be deemed to have been renewed by the Guarantors upon each Borrowing under the Credit Agreement).

          SECTION 3. Covenants. The Guarantors covenant that, so long as any Bank has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any Note shall remain unpaid, the Guarantors will fully comply with those covenants set forth in Article V of the Credit Agreement pertaining to and by their terms applicable to the Guarantors, and the Guarantors incorporate herein by reference as fully as if set forth herein all of such covenants.

          SECTION 4. The Guaranty. (a) The Guarantors hereby unconditionally and jointly and severally guarantee the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement (including, without limitation, the Obligations, all Loans and interest thereon, and all compensation and indemnification amounts and fees payable pursuant to the Credit Agreement (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the relevant Note or the relevant Loan Document, as the case may be.

          (b) Notwithstanding the foregoing, the Guarantor shall not have any liability hereunder for an amount in excess of the maximum amount of liability which could be asserted against the Guarantor hereunder without (i) rendering the Guarantor "insolvent" within the meaning of Section 101(31) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving the Guarantor with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA or (iii) leaving the Guarantor unable to pay its debts as they become due within the meaning of
Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA, or (iv) rendering the obligation of the Guarantor hereunder avoidable under any other applicable state statute pertaining to fraudulent transfers.

          SECTION 5. Guaranty Unconditional. The obligations of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i)  any extension, renewal, settlement,
         compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations;

                  (ii)  any modification or amendment of or
         supplement to the Credit Agreement, any Note, or any other
         Loan Document;

                  (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement, any Note, any Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations;

                  (iv) any change in the corporate structure or ownership of the Borrower or corporate structure or ownership of any other Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other Guarantor or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations;

                  (v) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other Guarantor or any other guarantor of any of the Guaranteed Obligations, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi)  any invalidity or unenforceability
         relating to or against the Borrower, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any other Guaranty, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other Guarantor or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement, the Notes, or any other Loan Document; or

                  (vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder.

             SECTION 6. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

             SECTION 7. Waiver of Notice by the Guarantors. The Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations, or any other Person.

             SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Principal under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Banks.

             SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of
Section 9.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 3 Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

             SECTION 10. No Waivers. No failure or delay by the Agent or any Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

             SECTION 11. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Banks and their respective successors and assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantors without the prior written consent of the Agent and the Required
Banks, and shall be binding upon the Guarantors and their respective successors and permitted assigns.

             SECTION 12. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantors and the Agent, with the consent of the Required Banks.

             SECTION 13. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH OF THE GUARANTORS (A) AND THE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF NORTH CAROLINA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM)
TO JURISDICTION OR VENUE WITHIN THE STATE OF NORTH CAROLINA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT.

             SECTION 14. Taxes, etc. All payments required to be made by the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority pursuant and subject to the provisions of Section 2.10(c) of the Credit Agreement, the terms of which are incorporated herein by reference as to the Guarantors as fully as if set forth herein, and for such purposes, the rights and obligations of the Borrower under such Section shall devolve to the Guarantors as to payments required to be made by the Guarantors hereunder.

             SECTION 15.  Additional Guarantors; Release of Guarantors.
Any Subsidiary which executes and delivers to the Agent a
counterpart of this Guaranty shall be a Guarantor for all purposes
hereunder.   Under certain circumstances described in paragraph the
Credit Agreement, a Guarantor which is to be sold may obtain from the Agent a written release from this Guaranty pursuant to the provisions of such paragraph and upon obtaining such written release, any such former Guarantor shall no longer be a Guarantor hereunder. Each other Guarantor consents and agrees to any such release and agrees that no such release shall affect its obligations hereunder.
             IN WITNESS WHEREOF, the Guarantors have caused this
Guaranty to be duly executed, under seal, by their respective authorized officers as of the date first above written.


                            [Guarantor]                   (SEAL)


                            By:
                               Title:




                            Attention:
                            Telecopier number:
                            Confirmation number:


                            [Guarantor]                   (SEAL)


                            By:
                               Title:




                            Attention:
                            Telecopier number:
                            Confirmation number:



                                                    Schedule 4.08


                           Subsidiaries


Name                                Jurisdiction of Incorporation

Envirco Corporation                        New Mexico
Tryon Limited                                   England
Tryon GMBH                                 Germany
Tryon Canada                               Canada
Tryon International                        Virgin Islands